Exhibit 4.1

SAFE BULKERS, INC.

- and -

SAFE BULKERS MANAGEMENT LIMITED

AMENDED AND RESTATED MANAGEMENT AGREEMENT

APPENDIX I	Form of Hajioannou Entities Restrictive Covenant Agreement
APPENDIX II	Form of Polys Hajioannou Restrictive Covenant Agreement
APPENDIX III	Form of Shipmanagement Agreement
APPENDIX IV	Form of Supervision Agreement

THIS AMENDED AND RESTATED MANAGEMENT AGREEMENT (this “Agreement”) is made on the 2nd day of August, 2017 and amends and restates in its entirety that certain Management Agreement, dated May 29, 2015 (the “Effective Date”)

BY AND BETWEEN:

(1) SAFE BULKERS, INC., a company organized and existing under the laws of the Republic of the Marshall Islands (the “Parent”); and

(2) SAFE BULKERS MANAGEMENT LIMITED, a company organized and existing under the laws of the Republic of Cyprus (the “Manager”).

WHEREAS:

(A) The Parent directly or indirectly wholly owns or will wholly own (i) the corporations identified on Schedule A hereto, as such Schedule A may be amended from time to time (the “Shipowning Subsidiaries”), each of which owns or will own one or more Drybulk Vessels (as defined below) (the “Vessels”) and (ii) the corporations identified on Schedule B hereto, as such Schedule B may be amended from time to time (together with the Shipowning Subsidiaries, the “Subsidiaries”).

(B) The Manager has the benefit of expertise in the technical and commercial management of Drybulk Vessels and administration of shipowning companies generally.

(C) The Parent and the Manager desire to enter into and adopt this Agreement, pursuant to which the Manager shall represent the Group (as defined below) in its dealings with third parties and provide either directly or through a Submanager (as defined below) technical, commercial, administrative and certain other services to the Group as specified herein in connection with the management and administration of the business of the Group, in each case, to the extent the Parent elects to have the Manager provide such services.

NOW, THEREFORE, THE PARTIES HEREBY AGREE:

ARTICLE I

INTERPRETATION

SECTION 1.1 In this Agreement, unless the context otherwise requires:

“Affirmative Response” shall have the meaning set forth in Section 14.4(b).

“Affiliates” means, with respect to any Person as at any particular date, any other Persons that directly or indirectly, through one or more intermediaries, are Controlled by, Control or are under common Control with the Person in question, and “Affiliate” means any one of them.

“Agreement” shall have the meaning set forth in the preamble.

“Approved Budget” shall have the meaning set forth in Section 10.3.

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“Board of Directors” means the board of directors of the Parent as the same may be constituted from time to time.

“Business Days” means a day (excluding Saturdays and Sundays) on which banks are open for business in Athens, Greece; Cyprus; and New York, New York.

“Change in Control of the Parent” means the occurrence of any of the following events: (a) if any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act (other than one or more Hajioannou Entities) (collectively, an “Acquiring Person”), becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 40% or more of the total voting power of the outstanding voting securities of the Parent, and such percentage represents a higher percentage of such voting power than the Hajioannou Entities, collectively; or (b) the approval by the shareholders of the Parent of a proposed merger, consolidation, recapitalization or similar transaction, as a result of which any Acquiring Person becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 40% or more of the total voting power of the outstanding voting securities of the resulting entity following such transaction, and such percentage represents a higher percentage of such voting power than the Hajioannou Entities, collectively; or (c) a change in directors after which a majority of the members of the Board of Directors are not Continuing Directors (as defined below). For purposes of this definition, such person or group shall be deemed to beneficially own any outstanding voting securities of a corporation held by any other corporation (the “parent corporation”) so long as such person or group beneficially owns, directly or indirectly, in the aggregate a majority of the total voting power of the outstanding voting securities of such parent corporation.

“Control” or “Controlled” means, with respect to any Person, the right to elect or appoint, directly or indirectly, a majority of the directors of such Person or a majority of the Persons who have the right, including any contractual right, to manage and direct the business, affairs and operations of such Person, or the possession of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract, or otherwise.

“Consent of the Parent” means the prior written consent of a majority of the Independent Directors of the Parent.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors who (i) was a member of the Board of Directors immediately after the Effective Date, or (ii) was nominated for election or elected to the Board of Directors with the approval of a majority of the directors then still in office who were either directors immediately after the Effective Date or whose nomination or election was previously so approved.

“Crew” shall have the meaning set forth in clause 1 of each Shipmanagement Agreement.

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“Draft Budget” shall have the meaning set forth in Section 10.1.

“Drybulk Vessel” means any ocean-going vessel (including any Newbuild) that is intended to be used primarily to transport non-liquid cargoes of commodities shipped in an unpackaged state.

“Drybulk Vessel Business” means any business involved in the ownership or operation of Drybulk Vessels.

“Effective Date” shall have the meaning set forth in the preamble.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Executive Officers” means the Chief Executive Officer, the President, the Chief Operating Officer and the Chief Financial Officer of the Parent, and/or such other officers that may be agreed by the parties hereto after the date of this Agreement from time to time.

“First Offer Notice” shall have the meaning set forth in Section 14.4(a).

“First Offer Period” shall have the meaning set forth in Section 14.4(b).

“Force Majeure” shall have the meaning set forth in Section 11.1.

“Group” means, at any time, the Parent and the Subsidiaries at such time taking into account the Schedule A and Schedule B in effect at such time and “member of the Group” shall be construed accordingly.

“Hajioannou Entities” means Polys Hajioannou, Vorini Holdings Inc. and Machairiotissa Holdings Inc. and any entity controlled by, or under common control with, any such individual or entity or any trust established for the benefit thereof.

“Hajioannou Restrictive Covenant Agreement” means the Second Amended and Restated Restrictive Covenant Agreement, dated as of August 2, 2017, among Polys Hajioannou, Vorini Holdings Inc., Machairiotissa Holdings Inc. and the Parent.

“Independent Directors” means those members of the Board of Directors that qualify as independent directors within the meaning of Rule 10A-3 promulgated under the Exchange Act and the rules adopted thereunder and the listing criteria of the New York Stock Exchange.

“Initial Term” shall have the meaning set forth in Section 13.1.

“Machairiotissa” means Machairiotissa Holdings Inc., a company organized and existing under the laws of the Republic of the Marshall Islands.

“Management Fee” shall have the meaning set forth in Section 9.1.

“Management Services” shall have, in relation to a Vessel, the meaning set forth in clause 1 of the Shipmanagement Agreement applicable to such Vessel.

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“Manager” shall have the meaning set forth in the preamble.

“Manager Substitution” shall have the meaning set forth in Section 2.6.

“Manager Competitive Activities” shall have the meaning set forth in Section 12.4(a).

“Manager Related Parties” shall have the meaning set forth in Section 11.2.

“Manager Restricted Period” shall have the meaning set forth in Section 12.4(a).

“Negative Response” shall have the meaning set forth in Section 14.4(b).

“Newbuild” means a new vessel to be or which has just been constructed, or is under construction, which a member of the Group has agreed to acquire pursuant to a shipbuilding contract, memorandum of agreement or otherwise.

“Other Manager” means Safety Management Overseas S.A., a company organized and existing under the laws of the Republic of Panama.

“Other Restrictive Covenant Agreement” means the Second Amended and Restated Restrictive Covenant Agreement, dated August 2, 2017, between the Parent and Polys Hajioannou.

“Parent” shall have the meaning set forth in the preamble.

“Person” means an individual, corporation, limited liability company, partnership, joint venture, trust or trustee, unincorporated organization, association, governmental authority or other entity.

“Proposed Change in Control of the Manager” means:

(a)	the approval by the board of directors of the Manager or the shareholders of the Manager of a proposed sale of all or substantially all of the assets or property of the Manager necessary for the performance of its services under this Agreement; or

(b)	the approval of any transaction that would result in:

(i)	the Hajioannou Entities beneficially owning, directly or indirectly, less than 60% of the outstanding voting securities or voting power of the Manager or Machairiotissa, respectively; or

(ii)	the Hajioannou Entities together with all directors, officers and employees of the Manager beneficially owning, directly or indirectly, less than 80% of the outstanding voting securities or voting power of the Manager or Machairiotissa, respectively.
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For purposes of this definition, the term Hajioannou Entities shall exclude reference to Machairiotissa.

“Questioned Items” shall have the meaning set forth in Section 10.2.

“Services” shall have the meaning set forth in Section 2.3.

“Shipmanagement Agreement” shall have the meaning set forth in Section 3.2.

“Shipowning Subsidiaries” shall have the meaning set forth in the recitals.

“Submanager” shall have the meaning set forth in Section 2.4.

“Subsequent Term” shall have the meaning set forth in Section 13.1.

“Subsidiaries” shall have the meaning set forth in the recitals.

“Supervision Agreement” shall have the meaning set forth in Section 3.3.

“Term” shall have the meaning set forth in Section 13.1.

“Vessels” shall have the meaning set forth in the recitals.

SECTION 1.2 The headings of this Agreement are for ease of reference and do not limit or otherwise affect the meaning hereof.

SECTION 1.3 All the terms of this Agreement, whether so expressed or not, shall be binding upon the parties hereto and their respective successors and assigns.

SECTION 1.4 In the event of any conflict between this Agreement, any Shipmanagement Agreement or any Supervision Agreement, the provisions of this Agreement shall prevail.

SECTION 1.5 Unless otherwise specified, all references to money refer to the legal currency of the United States of America.

SECTION 1.6 Unless the context otherwise requires, words in the singular include the plural and vice versa.

ARTICLE II

APPOINTMENT

SECTION 2.1 To the extent the Parent elects to have the Manager provide such services, the Manager is hereby appointed by the Parent as the administrative manager of the Group and the Manager hereby accepts any such appointment on the terms and conditions of this Agreement.

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SECTION 2.2 To the extent the Parent elects to have the Manager provide such services, the Manager shall be appointed by (a) each Shipowning Subsidiary pursuant to the provisions of Section 3.3 hereof as the technical and commercial manager of each such Shipowning Subsidiary’s Vessel on the terms and conditions of the relevant Shipmanagement Agreement and this Agreement and (b) each member of the Group acquiring a Newbuild, as the supervisor of the construction thereof on the terms and conditions of the relevant Supervision Agreement and this Agreement.

SECTION 2.3 The Manager undertakes to use its best endeavors to provide:

(a) the services specified in Articles V, VI, VII and VIII of this Agreement;

(b) the services specified in each Supervision Agreement; and

(c) the Management Services in respect of each Vessel specified in each Shipmanagement Agreement (the services to be provided under Sections 2.3(a), 2.3(b) and 2.3(c) collectively the “Services”).

SECTION 2.4 The Manager may upon notice to the Parent appoint any Person (a “Submanager”) at any time throughout the duration of this Agreement to discharge any of the Manager’s duties under this Agreement, provided that if such Person is not an Affiliate of the Manager, the Manager shall obtain the Consent of the Parent prior to such appointment (such Consent of the Parent not to be unreasonably withheld or delayed).

SECTION 2.5 The Manager’s power to delegate performance of any provision of this Agreement hereunder is without prejudice to the Manager’s liability to the Parent to perform this Agreement with the intention that the Manager shall remain responsible to the Parent for the due and timely performance of all duties and responsibilities of the Manager hereunder PROVIDED HOWEVER that to the extent that any Submanager has performed any such duty, the Manager shall not be under any obligation to perform again the same duty.

SECTION 2.6 The Parent may elect at any time to replace the Manager with the Other Manager for services provided hereunder (any such replacement, a “Manager Substitution”). Upon a Manager Substitution, Schedule A, B and/or C hereto (as the case may be) shall automatically be amended to reflect such a Manager Substitution. The Manager shall reasonably cooperate with the Parent and the Other Manager to facilitate the transfer of such services (including the transfer of any prepaid costs to the Other Manager) without disruption to the business of the Group or the incurrence of any additional costs or expenses to the Group. A Manager Substitution shall not result in an increase to, or duplication of, the aggregate management fees payable to the Manager and the Other Manager.

ARTICLE III

THE PARENT’S GENERAL OBLIGATIONS

SECTION 3.1 The Parent shall notify the Manager as soon as possible of any purchase of any vessel (whether the same is a second-hand vessel or a Newbuild), the delivery of any Newbuild from the relevant builder or intermediate seller to the relevant member of the

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Group to take ownership of such Newbuild, the sale of any vessels, Newbuilds or Subsidairies, the purchase or creation of any direct or indirect subsidiary of the Parent or the sale or divestiture of any Subsidiary, in each case, with respect to vessels that the Parent has elected to be managed by the Manager, and shall promptly amend Schedule A and Schedule B hereto, as applicable, to be reflective of any such development. Such amended Schedule A or Schedule B shall be effective on any such day as mutually agreed by the Parent and the Manager, which date shall be no later than five Business Days after delivery of such amended Schedule A and/or Schedule B to the Manager by the Parent.

SECTION 3.2 For each Vessel the Parent shall cause the Shipowning Subsidiary that owns such Vessel to enter with the Manager into a contract substantially in the form attached hereto as Appendix III (each a “Shipmanagement Agreement” and, collectively, the “Shipmanagement Agreements”), with such alterations and additions as are agreed by the Manager and such Shipowning Subsidiary to be appropriate; provided that any alterations or additions which materially vary from such form shall require the approval of the Board of Directors.

SECTION 3.3 To the extent the Parent elects to have the Manager provide such services, for each Newbuild the Parent shall, or shall procure that the relevant member of the Group that owns or has agreed to acquire such Newbuild shall, enter with the Manager into a contract substantially in the form attached hereto as Appendix IV (each a “Supervision Agreement” and, collectively, the “Supervision Agreements”), with such alterations and additions as are agreed by the Manager and such member of the Group to be appropriate, having regard to the terms and conditions of the particular shipbuilding contract, memorandum of agreement or other agreement relating to the acquisition of the relevant Newbuild; provided that any alterations or additions which materially vary from such form shall require the approval of the Board of Directors.

SECTION 3.4 The Parent shall pay, or shall cause another member of the Group to pay, all slims due to the Manager punctually in accordance with the terms of this Agreement, any Shipmanagement Agreement and/or any Supervision Agreement.

SECTION 3.5 The Parent shall procure that each other member of the Group (a) performs its obligations under any Shipmanagement Agreement or any Supervision Agreement to which it is a party and (b) does not take any action or omits to take any action the effect of which is to cause the Parent or the Manager or any Submanager to be in breach of this Agreement, any Shipmanagement Agreement and/or any Supervision Agreement.

ARTICLE IV

THE MANAGER’S GENERAL OBLIGATIONS

SECTION 4.1 In the exercise of its duties hereunder, the Manager shall act fully in accordance with the reasonable policies, guidelines and instructions from time to time communicated to it in writing by any member of the Group, exercising skill and diligence to carry out its duties under this Agreement according to sound technical and commercial shipmanagement standards.

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SECTION 4.2 The Manager shall act and do all and/or any of the following acts or things described in this Agreement and the relevant Shipmanagement Agreement or, as the case may be, Supervision Agreement applicable to each Vessel in the name and/or on behalf of the Parent and/or, as the context may require, the relevant Subsidiary.

SECTION 4.3 The Manager acknowledges that the services it will provide pursuant to the Shipmanagement Agreements and the Supervision Agreements are not limited to the services described in such agreements and include those set forth in this Agreement.

SECTION 4.4 The Manager shall ensure that all material property of any member of the Group is clearly identified as such, held separately from the property of the Manager and, where applicable, held in safe custody.

SECTION 4.5 The Manager shall ensure that adequate manpower is employed by it to perform its obligations under this Agreement, PROVIDED HOWEVER, that the Manager, in the performance of its responsibilities under this Agreement, shall be entitled to have regard to its overall responsibilities in relation to the management of its clients and in particular, without prejudice to the generality of the foregoing, the Manager shall be entitled to allocate available resources and services in such manner as in the prevailing circumstances the Manager considers to be fair and reasonable.

SECTION 4.6 Notwithstanding anything to the contrary contained in this Agreement, any Shipmanagement Agreement or any Supervision Agreement, the Manager agrees that any and all decisions of a material nature relating to the Parent, any Subsidiary, or any Vessel shall be reserved to the Parent, such decisions including, but not being limited to:

(a) the purchase and/or sale of shares in any entity or other assets of a material nature;

(b) the purchase or formation of subsidiaries;

(c) the entry into guarantees or loans or other forms of financing and any and all financial undertakings and commitments connected therewith;

(d) the entry into and/or termination or amendment of any contractual relationships between any member of the Group and a third party or another member of the Group; and

(e) the presentation, negotiation, settlement, prosecution or defense of any claim, demand or petition for an amount exceeding $100,000 or its equivalent.

SECTION 4.7 During the Term, the Manager shall promote the business of the Group in accordance with the directions of the authorized representative of the respective member of the Group and shall at all times use its best efforts to conform to and comply with the lawful and reasonable directions, regulations or recommendations made by such authorized representative, and in the absence of any specific directions or recommendations as aforesaid and, subject to the terms and conditions of this Agreement, shall provide general administrative and advisory services in connection with the management of the business of the Group.

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SECTION 4.8 The Manager, in the performance of its responsibilities under this Agreement, any Supervision Agreement or any Shipmanagement Agreement, shall ensure that any purchases of products or services from any of its affiliates or any other related entity shall be on terms no less favorable to the Manager than the market prices for products or services that the Manager could obtain on an arm’s-length basis from unrelated third parties.

SECTION 4.9 During the term hereof, the Manager agrees that, except as provided in Section 12.4(b), it will provide the services in this Agreement to the Group on an exclusive basis and, without receiving the Consent of the Parent, it will not provide any Services or other services contemplated herein to any entity other than the Parent, as applicable, and each Subsidiary.

SECTION 4.10 If a Vessel and a Drybulk Vessel directly or indirectly owned or operated by any of the Hajioannou Entities (other than through the Parent or to the extent that such Hajioannou Entity is no longer subject to a Restrictive Covenant Agreement) are both available and meet the criteria for a charter being fixed by the Manager, then the Vessel shall receive such charter. For the avoidance of doubt, this Section 4.10 shall apply only to Drybulk Vessels owned or operated, directly or indirectly, by any Hajioannou Entity that is under the commercial management of the Manager, and shall not apply to any Drybulk Vessel owned or operated, directly or indirectly, by any Hajioannou Entity that is not under the commercial management of the Manager.

SECTION 4.11 The Manager shall at all times maintain and keep true and correct accounts as regards the Services and shall make the same available for inspection and auditing by the Parent at such times as may be mutually agreed by the Manager, on the one hand, and the Parent, on the other hand.

ARTICLE V

ADMINISTRATIVE SERVICES

SECTION 5.1 To the extent the Parent elects to have the Manager provide such services, the Manager shall provide certain general administrative services to the Group, including, but not limited to, the following:

(a) keeping all books and records of things done and transactions performed on behalf of any member of the Group as it may require from time to time, including, but not limited to, liaising with accountants, lawyers and other professional advisors;

(b) except as otherwise contemplated herein, representing any member of the Group generally in its dealings and relations with third parties;

(c) maintaining the general ledgers of the Group, reconciliation of the Group’s bank accounts, preparation of periodic financial statements, including, but not limited to, those required for governmental and regulatory or self-regulatory agency filings and reports to shareholders, arranging for the audit of any such financial statements and the provision of related data processing services;

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(d) providing assistance in the preparation of periodic and other reports, proxy statements, registration statements and other documents and reports required by applicable law or the rules of any securities exchange or inter-dealer quotation system on which the securities of the Parent or any member of the Group may be listed or quoted;

(e) preparing and providing all tax returns required by any law or regulatory authority and developing, maintaining and monitoring internal audit controls, disclosure controls and information technology for the Group;

(f) appointing lawyers, at the Parent’s cost, for providing all legal services to ensure that each member of the Group is in compliance with all applicable laws, including all relevant securities laws, and owns or possesses all licenses, patents, copyrights and trademarks which are necessary and used in the operation of its business;

(g) appointing lawyers, at the Parent’s cost, for providing for the presentation, negotiation, settlement, prosecution or defense of any claim, demand or petition on behalf of any member of the Group arising in connection with the business of any member of the Group for an amount not exceeding $100,000 or its equivalent, including the pursuit by any member of the Group of any rights of indemnification or reimbursement;

(h) providing advice to the Group with respect to financing, including entering into negotiations with banks or other financial institutions for the purpose of arranging financing for the Parent and its Subsidiaries and the monitoring and administration of compliance with any applicable financing terms and conditions in effect with investors, banks or other financial institutions;

(i) assisting with arranging board meetings, director accommodation and travel for board meetings and preparing meeting materials and detailed papers and agendas for scheduled meetings of the Board of Directors or the board of directors of any other member of the Group (and any and all committees thereof) that, where applicable, contain such information as is reasonably available to the Manager to enable the Board of Directors or such other board of directors (and any such committees) to base their opinion;

(j) preparing or causing to be prepared reports to be considered by the Board of Directors (or any applicable committee thereof) in accordance with the Parent’s internal policies and procedures on any acquisition, investment or sale of any part of the business;

(k) providing or arranging for all services necessary to the engagement, employment and compensation of all employees, officers, consultants and directors of any member of the Group, including, without limitation, (i) administering payroll services, benefits and director’s or consultant’s fees, (ii) establishing and maintaining procedures and systems to comply with tax, labor and employment and worker’s compensation laws, rules and regulations applicable to any member of the Group and (iii) administering compensation and benefit programs of any member of the Group;

(l) at the request of the Parent, negotiating and arranging for cash management services, financing and hedging arrangements relating to interest rates, currency exchange rates and commodity prices;

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(m) handling general and administrative expenses of the Parent, which are related to its operation as public company and, upon being provided by the Parent with funds in accordance with the terms of Article X of this Agreement, arranging for the payment of the same;

(n) appointing lawyers, at the Parent’s cost, for handling all administrative and clerical matters in respect of (i) the calling and arrangement of all annual and/or special meetings of shareholders of the Parent, (ii) the preparation of all materials (including notices of meetings and information circulars) in respect thereof and (iii) the submission of all such materials to the Parent in sufficient time prior to the dates upon which they must be mailed, filed or otherwise relied upon so that the Parent has full opportunity to review, approve, execute and return them to the Manager for filing or mailing or other disposition as the Parent may require or direct;

(o) providing, at the request and under the direction of the Parent, such communications to the transfer agent for the Parent as may be necessary or desirable; and

(p) providing any such other administrative services as the Parent, the authorized Executive Officers or any other representative of the Parent may request and the Manager may agree to provide from time to time.

ARTICLE VI

COMMERCIAL SERVICES

SECTION 6.1 To the extent the Parent elects to have the Manager provide such services, the Manager shall provide the following commercial services to the Group:

(a) performing class records review and physical inspections in connection with any vessel to be purchased by a member of the Group;

(b) at the request and under the direction of the Parent, providing administrative services in connection with the purchase of a second-hand vessel or the acquisition or sale of a Newbuild, in either case by any member of the Group, including, if specifically instructed by the Parent in writing, signing any agreed form of memorandum of agreement, shipbuilding contract or other similar contract for and on behalf of the relevant member of the Group; and

(c) at the request of the Parent, providing certain services in connection with a member of the Group taking physical delivery of a Vessel or registering a Vessel or deleting a Vessel from the applicable port of registry on behalf of the relevant member of the Group.

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ARTICLE VII

INSURANCE

SECTION 7.1 To the extent the Parent elects to have the Manager provide such services, in addition to any duties of the Manager to insure the Vessels as provided in clause 3.4 of each Shipmanagement Agreement, the Manager shall:

(a) arrange either directly or, through insurance brokers appointed by the Manager, to effect Director’s & Officers Liability insurance for the Board of Directors and Executive Officers with such insurance companies, at such rates and otherwise on such other terms as the Parent shall have instructed and/or agreed upon;

(b) on request, provide the Parent with a copy of any insurance claims and any reports prepared by the relevant insurers; and

(c) subject to having been provided with funds by the Parent in accordance with Article X ensure that all premiums on the Parent’s D&O insurance are paid in a timely fashion.

ARTICLE VIII

AVAILABILITY OF OFFICERS

SECTION 8.1 The Manager shall provide the Group with the services of those Executive Officers from time to time agreed with the Parent. To the extent Executive Officers are so provided by the Manager, the remuneration for such Executive Officers shall be reflected in the Management Fee and paid by the Manager. To the extent Executive Officers are not provided by the Manager but are instead employed by the Parent, the Management Fee payable hereunder shall be reduced, in arrears, by an amount equal to the aggregate costs of compensation and benefits and other incidental costs borne by the Parent as a result of such employment; provided that such reduction shall be no greater than an amount to be agreed on an annual basis as part of the annual budgeting process contemplated by Article X hereof; provided further, that, to avoid duplication, the Management Fee shall not be so reduced to the extent the management fees payable to the Other Manager have been reduced with respect to the foregoing costs of compensation, benefits and other incidental costs of the employment of the Executive Officers.

SECTION 8.2 The Executive Officers are entitled to direct the Manager to remove and replace any individual made available to any member of the Group by the Manager serving as an officer or any senior manager serving as head of a business unit, in either case, of that member of the Group other than any Executive Officer, from such position. The Board of Directors, in its sole discretion, shall be entitled to direct the Manager to remove any individual made available to the Parent by the Manager serving as an Executive Officer from such position and to appoint such other individual to serve as successor as the Board of Directors shall approve. Furthermore, the Manager agrees that it will not remove any individual made available to any member of the Group by the Manager serving as an officer or senior manager of that

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member of the Group from his or her position without the consent of the Executive Officers and, in the case of any Executive Officer, the Board of Directors. If any officer or senior manager who is made available to the Parent by the Manager resigns, is terminated or otherwise vacates his or her office, the Manager shall, as soon as practicable after acceptance of any resignation or after termination, use reasonable best efforts to identify suitable candidates for replacement of such officer.

SECTION 8.3 The Parent may employ directly, at its sole cost, any other officers, senior managers or employees as it may deem necessary, and such individuals will not be subject to this Agreement.

SECTION 8.4 The Manager will report to the Parent and the Board of Directors through any one of more of the Executive Officers who are made available to the Parent by the Manager or by the Chief Executive Officer of the Manager.

ARTICLE IX

MANAGEMENT FEES AND EXPENSES

SECTION 9.1 In consideration of the Manager providing the Services to the Group, during the Initial Term, the Parent shall pay the Manager the following fees (together, the “Management Fees” and, on a per Vessel basis, the “Management Fee”):

(a) Subject to paragraph (b) below, a fee of $975 per day per Vessel, payable monthly in arrears (pro rated to reflect the number of days that the Parent (or any Subsidiary) owns or charters-in each Vessel during the applicable month);

(b) a fee of $250 per day per Vessel chartered--out to a third party on a bareboat charter basis payable monthly in arrears (pro rated to reflect the number of days that the Parent (or any Subsidiary) owns each such Vessel during the applicable month);

(c) a fee equal to 0.0% calculated on the aggregate of the gross freight, demurrage, charter hire and ballast bonus obtained for the employment of each Vessel during the Term, payable to the Manager monthly in arrears, but only to the extent such freight, demurrage, charter hire or ballast bonus, as the case may be, is recognized as revenue;

(d) a commission equal to 1% calculated on the price set forth in the memorandum of agreement or other sale and purchase contract of (i) the Newbuilds set forth on Schedule C hereto, payable upon delivery of the Newbuilds to the relevant member of the Group; and (ii) any other Vessel bought or sold by the Parent or any Subsidiary, payable upon final delivery of such vessel to the relevant member of the Group or the relevant purchaser, as applicable; and

(e) a fee of $550,000 per Newbuild for the services rendered by the Manager under the Supervision Agreement in respect of such Newbuild, payable in accordance with the terms of such Supervision Agreement.

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The Management Fee payable hereunder shall be reduced in the manner provided by Section 8.1 hereof.

SECTION 9.2 The Manager shall have the right to demand the Management Fee payable in relation to each Vessel from either the Parent or the relevant member of the Group owning such Vessel under the terms of the relevant Shipmanagement Agreement or Supervision Agreement, as applicable.

SECTION 9.3 In the event that a Shipmanagement Agreement is terminated, other than by reason of default by the Manager or in connection with a Manager Substitution, the Management Fee payable to the Manager under Section 9.1(a) or, as the case may be, Section 9.1(b) for the Vessel subject to such Shipmanagement Agreement shall be payable in respect of such Vessel for a further period of three calendar months from the termination date. In addition (except in the case of a Manager Substitution):

(a) The relevant member of the Group shall continue to pay Crew Support Costs (as such term is defined in the relevant Shipmanagement Agreement) for the relevant Vessel during the said further period of three calendar months; and

(b) the relevant member of the Group shall pay any Severance Costs (as such term is defined in the relevant Shipmanagement Agreement) for the relevant Vessel which may materialize.

All amounts payable to the Manager under this Section 9.3 shall be paid promptly by the Parent to the Manager following receipt by the Parent of a final accounting of funds due from the Parent or any other member of the Group in accordance with Section 13.6.

SECTION 9.4

(a) The Management Fee for each Vessel will be fixed throughout the Initial Term and shall not be subject to adjustment for euro/U.S. dollar exchange rate fluctuations or inflation during such period.

(b) For each Subsequent Term (as defined below), the Management Fee for each Vessel will be set at a mutually agreed-upon rate between the Parent and the Manager no later than 30 days prior to the commencement of the relevant Subsequent Term.

(c) If the Parent and the Manager are unable to agree on the Management Fee for any Subsequent Term pursuant to Section 9.4(b) hereof, the Management Fee for such Subsequent Term will be determined by arbitration pursuant to the terms of Article XVII hereof.

SECTION 9.5 The Manager shall, at no additional cost to any member of the Group, provide the Group with office accommodation, office staff (including secretarial, accounting and administrative assistance), facilities and stationery, and shall, subject to Section 9.6 and Section 10.8, pay for all printing, postage, domestic telephone and all other usual office expenses incurred by it as the Manager (it being understood that the services of the Executive Officers shall be provided pursuant to Section 8.1).

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SECTION 9.6 The Parent hereby acknowledges that no capital expenditures, financial costs, operating expenses for each Vessel or general and administrative expenses of the Group are covered by the Management Fees and any such costs, expenditure and expenses shall be paid fully by the Parent or, as the case may be, the applicable member of the Group, whether directly to third parties or by payment to such third parties through the Manager and, without prejudice to Section 10.8, to the extent incurred by the Manager, shall be reimbursed to it by the Parent and/or any member of the Group from which the Manager, in its discretion, seeks reimbursement. Such capital expenditures, financial costs, operating expenses for each Vessel and general and administrative expenses of the Group include, without limiting the generality of the foregoing, items such as:

(a) fees, interest, principal and any other costs due to the Group’s financiers and their respective advisors;

(b) all voyage expenses and vessel operating expenses directly relating to the operation and management of the Vessels (including Crew costs, surveyor’s attendance fees, bunkers, lubricant oils, spares, survey fees, classification society fees, maintenance and repair costs, vetting expenses, etc.);

(c) any commissions, fees, remuneration or disbursements due to lawyers, brokers, agents, surveyors, consultants, financial advisors, investment bankers, insurance advisors or any other third parties whatsoever appointed by the Manager whether in its own name or on behalf and/or in the name of any member of the Group;

(d) any commissions, fees, remuneration or disbursements due to lawyers, brokers, agents, surveyors, consultants, financial advisors, investment bankers, insurance advisors or any other third parties whatsoever sub-contracted to the Manager in the normal and reasonable course of meeting the Manager’s duties and obligations under this Agreement including, without limiting the generality of the foregoing, the duties provided in Articles V, VI and VII of this Agreement;

(e) deductibles, insurance premiums (including D&O insurance) and/or P&I calls; and

(f) postage, communication, traveling, victualing and other out-of-pocket expenses of the Manager and/or its personnel, incurred in providing the Services, save for any such expenses incurred by the Manager under a Supervision Agreement.

ARTICLE X

BUDGETS, CORPORATE PLANNING AND EXPENSES

SECTION 10.1 On or before October 20 of each calendar year, the Manager shall prepare and submit to the Executive Officers and Board of Directors a detailed draft budget for the next calendar year in a format acceptable to the Executive Officers and Board of Directors and generally used by the Manager which shall include a statement of estimated revenue, estimated general and administrative expenses of the Group, to the extent the Parent has elected for the Manager to provide such services to the Group, and a proposed budget for capital

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expenditures, repairs or alterations, including proposed expenditures in respect of dry-docking, together with an analysis as to when and why such replacements, improvements, renovations or expenditures may be required (collectively, the “Draft Budget”).

SECTION 10.2 For a period of 15 days after receipt of the Draft Budget, the Executive Officers or Board of Directors from time to time, may request further details and submit written comments on the Draft Budget. If the Executive Officers or Board of Directors do not agree with any item of the Draft Budget, they will, within the same 15-day period, give the Manager notice of any inquiries to the Draft Budget, which notice will include the list of items under consideration (the “Questioned Items”) and a proposal for the resolution of each such Questioned Item. The Executive Officers, the Board of Directors and the Manager will endeavor to resolve any such differences between them with respect to the Questioned Items, and any such differences that are not resolved within 15 days after notice of such difference being given to the Manager will be settled by arbitration pursuant to the terms of Article XVII hereof. If the Executive Officers or Board of Directors do not present any Questioned Items within such 15-day period, they will be deemed to have accepted the Draft Budget and such Draft Budget shall be deemed to be the Approved Budget (as defined in Section 10.3 below).

SECTION 10.3 By November 20 of the relevant calendar year the Manager will prepare and deliver to the Parent a revised budget that has been approved by the Board of Directors, in consultation with the Executive Officers (the “Approved Budget”).

SECTION 10.4 The Manager may, from time to time, in any calendar year propose amendments to the Approved Budget upon 15 days’ notice to the Parent, in which event the Executive Officers (or, in the case of a change of 7.5% or more, the Board of Directors) will have the right to approve the amendments in accordance with the process set out in Section 10.2 with the relevant time periods being amended accordingly and provided that any Questioned Items are resolved within 45 days of receipt of the notice by the Parent.

SECTION 10.5 Once the Approved Budget has been delivered, the Manager shall prepare and present to the Parent its estimate of the working capital requirements of the Vessels and the Group and the Manager shall each month update this estimate. Based on such estimate, the Manager shall each month make a request to the Parent and/or, as the case may be, the relevant members of the Group, in writing for the funds required to provide the Services to the Group and to operate each Vessel for the ensuing month, including the payment of any occasional or extraordinary item of expenditure, such as emergency repair costs, additional insurance premiums, bunkers or provisions. Such funds shall be received by the Manager within ten calendar days after the receipt by the Parent or, as the case may be, the relevant member of the Group of the Manager’s written request and shall be held to the credit of the Parent or, in the Manager’s discretion, the relevant member of the Group in a separate bank account. At the end of each quarter or, if the Manager from time to time so requires, at the end of each month, the Manager shall preliminarily reconcile the amounts advanced to it by the Parent or, as the case may be, the relevant member of the Group with the amounts actually expended by it for the operation of each of the Vessels, and (a) the Manager shall remit to the Parent, or credit to the Parent amounts to be advanced to it hereunder for future months, any unused portion of the amounts previously advanced by the Parent or, as the case may be, any member of the Group, or (b) the Parent shall pay to the Manager any amounts properly expended by the Manager in

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excess of the amounts previously advanced by the Parent or, as the case may be, any member of the Group. The Parent and the Manager shall reconcile any amounts due to the Parent by the Manager or due to the Manager by the Parent for each fiscal year of the Parent as promptly as practicable following the close of each such fiscal year. Without prejudice to Section 10.8, any expenses incurred by the Manager under the terms of this Agreement on behalf of any member of the Group may be debited against the account of the respective member of the Group, but shall in any event remain payable by the Parent and the relevant member of the Group to the Manager on demand.

SECTION 10.6 The Manager shall produce a monthly comparison between budgeted and actual expenditures to the Executive Officers. The Manager shall also maintain the records of all costs and expenses incurred, including any invoices, receipts and supplementary materials as are necessary or proper for the settlement of accounts.

SECTION 10.7 Insofar as any moneys are collected by the Manager under the terms of this Agreement, any Shipmanagement Agreement and/or any Supervision Agreement (other than moneys payable by a member of the Group to the Manager), such moneys and any interest thereon shall be held to the credit of the relevant member of the Group in a separate bank account in the name thereof, but operated by the Manager and the Parent jointly. Interest on any such bank account shall be for the benefit of the relevant member of the Group.

SECTION 10.8 Notwithstanding anything contained herein to the contrary, the Manager shall in no circumstances be required to use or commit its own funds to finance the provision of the Services, other than (i) as contemplated by Section 8.1 hereof or (ii) with respect to the employees employed by the Manager in the ordinary course of business.

ARTICLE XI

LIABILITY AND INDEMNITY

SECTION 11.1 Save for the obligation of the Parent to pay any moneys due to the Manager hereunder, neither any member of the Group nor the Manager shall be under any liability to the other for any failure to perform any of their obligations hereunder by reason of Force Majeure. “Force Majeure” shall mean any cause whatsoever of any nature or kind beyond the reasonable control of the relevant member of the Group or the Manager, including, without limitation, acts of God, acts of civil or military authorities, acts of war or public enemy, acts of any court, regulatory agency or administrative body having jurisdiction, insurrections, riots, strikes or other labor disturbances, embargoes or other causes of a similar nature.

SECTION 11.2 The Manager, including its officers, directors, employees, shareholders, agents, sub-contractors and any Submanager (the “Manager Related Parties”), shall be under no liability whatsoever to any member of the Group or to any third party (including the Crew) for any loss, damage, delay or expense of whatsoever nature, whether direct or indirect (including but not limited to loss of profit arising out of or in connection with detention of or delay to a Vessel), and howsoever arising in the course of the performance of this Agreement, any Shipmanagement Agreement or any Supervision Agreement, unless and to the extent that the

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same is proved to have resulted solely from the gross negligence or willful misconduct of the Manager, its officers, employees, agents, sub-contractors or any Submanager.

SECTION 11.3 The Parent shall indemnify and hold harmless the Manager Related Parties against all actions, proceedings, claims, demands or liabilities whatsoever or howsoever arising which may be brought against them or incurred or suffered by them arising out of or in connection with the performance of this Agreement, any Shipmanagement Agreement or any Supervision Agreement and against and in respect of any loss, damage, delay or expense of whatsoever nature (including legal costs and expenses on a full indemnity basis), whether direct or indirect, incurred or suffered by any Manager Related Party arising out of or in connection with the performance of this Agreement, any Shipmanagement Agreement and any Supervision Agreement, unless incurred or suffered due to the gross negligence or willful misconduct of any Manager Related Party.

SECTION 11.4 It is hereby expressly agreed that no employee or agent of the Manager (including any sub-contractor from time to time employed by the Manager) shall in any circumstances whatsoever be under any liability whatsoever to any member of the Group or any third party for any loss, damage or delay of whatsoever kind arising or resulting directly or indirectly from any act, neglect or default on his part while acting in the course of or in connection with his employment and, without prejudice to the generality of the foregoing provisions in this Article XI, every exemption, limitation, condition and liberty herein contained and every right, exemption from liability, defense and immunity of whatsoever nature applicable to the Manager or to which the Manager is entitled hereunder shall also be available and shall extend to protect every such employee or agent of the Manager acting as aforesaid, and for the purpose of all the foregoing provisions of this Article XI, the Manager is or shall be deemed to be acting as agent or trustee on behalf of and for the benefit of all Persons who are or might be their servants or agents from time to time (including sub-contractors as aforesaid) and all such Persons shall to this extent be or be deemed to be parties to this Agreement. Nothing in this Section 11.4 shall be construed so as to further limit any liability the Manager may have to the Group under Section 11.2 hereof.

SECTION 11.5 The provisions of this Article XI shell survive any termination of this Agreement.

ARTICLE XII

RIGHTS OF THE MANAGER, RESTRICTIONS ON THE MANAGER’S

AUTHORITY, AND NON-COMPETE PROVISIONS

SECTION 12.1 Except as may be provided in this Agreement or in any separate written agreement between the Parent or any other member of the Group and the Manager, the Manager shall be an independent contractor and not the agent of the Parent or any other member of the Group and shall have no right or authority to incur any obligation on behalf of any member of the Group or to bind any member of the Group in any way whatsoever. Nothing in this Agreement shall be deemed to make the Manager or any of its subsidiaries or employees an employee, joint venturer or partner of any member of the Group.

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SECTION 12.2 The Parent acknowledges that the Manager shall have no responsibility hereunder, direct or indirect, with regard to the formulation of the business plans, policies, management or strategies (financial, tax, legal or otherwise) of any member of the Group, which is solely the responsibility of each respective member of the Group. Each member of the Group shall set its corporate policies independently through its respective board of directors and executive officers and nothing contained herein shall be construed to relieve such directors or officers of each respective member of the Group from the performance of their duties or to limit the exercise of their powers.

SECTION 12.3 Notwithstanding the other provisions of this Agreement:

(a) the Manager may act with respect to a member of the Group upon any advice, resolutions, requests, instructions, recommendations, direction or information obtained from such member of the Group or any banker, accountant, broker, lawyer or other Person acting as agent of or adviser to such member of the Group and the Manager shall incur no liability to such member of the Group for anything done or omitted or suffered in good faith in reliance upon such advice, instruction, resolution, recommendation, direction or information made or given by such member of the Group or its agents, in the absence of gross negligence or willful misconduct by the Manager or its servants, and shall not be responsible for any misconduct, mistake, oversight, error of judgment, neglect, default, omission, forgetfulness or want of prudence on the part of any such banker, accountant, broker, lawyer, agent or adviser or other Person as aforesaid;

(b) the Manager shall not be under any obligation to carry out any request, resolution, instruction, direction or recommendation of any member of the Group or its agents if the performance thereof is or would be illegal or unlawful; and

(c) the Manager shall incur no liability to any member of the Group for doing or failing to do any act or thing which it shall be required to do or perform or forebear from doing or performing by reason of any provision of any law or any regulation or resolution made pursuant thereto or any decision, order or judgment of any court or any lawful request, announcement or similar action of any Person or body exercising or purporting to exercise the legitimate authority of any government or of any central or local governmental institution in each case where the above entity has jurisdiction.

SECTION 12.4

(a) During the period commencing on the Effective Date and ending one year following termination of the Management Agreement (the “Manager Restricted Period”), the Manager shall be prohibited from, directly or indirectly, providing management services to, or with respect to, any Drybulk Vessels (such activities, the “Manager Competitive Activities”), other than as set forth in Section 12.4(b).

(b) Subject to Section 4.10, the Manager may engage in Manager Competitive Activities pursuant to its involvement with the Parent and with respect to the following: (i) Drybulk Vessels that are owned or operated (which includes chartering—in activities) by one or more of the Hajioannou Entities or a family member of Polys Hajioannou and (ii) Drybulk

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Vessel Businesses that are acquired, invested in or controlled by one or more of the Hajioannou Entities or a family member of Polys Hajioannou, in the case of each of clauses (i) and (ii), subject to compliance with, or waivers of, the Hajioannou Restrictive Covenant Agreement and the Other Restrictive Covenant Agreement, as applicable.

ARTICLE XIII

TERMINATION OF THIS AGREEMENT

SECTION 13.1 This Agreement shall be effective as of the Effective Date and, subject to Sections 13.2, 13.3, 13.4 and 13.5, shall continue until the date falling one year after the Effective Date (the “Initial Term”). Thereafter the term of this Agreement shall be extended on a year-to-year basis up to two times (each a “Subsequent Term”) unless the Parent, at least 12 months prior to the end of the then current term, gives written notice to the Manager that it wishes to terminate this Agreement at the end of the then current term. In no event will the term of this Agreement (the “Term”) extend beyond the date falling 3 years after the Effective Date.

SECTION 13.2 The Parent shall be entitled to terminate this Agreement upon notice in writing to the Manager if:

(a) the Manager defaults in the performance of any material obligation under this Agreement, subject to a cure right of 20 Business Days following written notice by the Parent, provided that any default of the Manager to perform any of its obligations under a relevant Shipmanagement Agreement or any Supervision Agreement shall not, in itself, entitle the Parent to terminate this Agreement pursuant to this Section 13.2(a) and shall only allow the relevant member of the Group to terminate the relevant Shipmanagement Agreement or Supervision Agreement; provided, further, that if a Submanager was performing services under a Shipmanagement Agreement that was terminated pursuant to this Section 13.2(a) due to the default of that Submanager, the Parent shall be entitled to direct the Manager to remove such Submanager with respect to any other Shipmanagement Agreement under which such Submanager is then performing services;

(b) any moneys due and payable to the Parent or third parties by the Manager under this Agreement is not paid or accounted for within 10 Business Days following written notice by the Parent; or

(c) at any time after the Initial Term upon 12 months’ written notice by the Parent.

SECTION 13.3 The Manager shall be entitled to terminate this Agreement by notice in writing to the Parent if

(a) any moneys payable by the Parent under this Agreement is not paid when due or if due on demand within 10 Business Days following demand by the Manager;

(b) the Parent defaults in the performance of any other material obligations under this Agreement, subject to a cure right of 20 Business Days following written notice by the Manager;

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(c) there is a Change in Control of the Parent; or

(d) the Management Fee for any Subsequent Term is determined by arbitration pursuant to the terms of Article XVII hereof and the arbitrators accept the Parent’s proposal, with such termination being effective at the end of that Subsequent Term.

SECTION 13.4 Either party shall be entitled to terminate this Agreement immediately if

(a) the other party ceases to conduct business, or all or substantially all of the equity-interests, properties or assets of either such party is sold, seized or appropriated;

(b) (i) the other party files a petition under any bankruptcy law, makes an assignment for the benefit of its creditors, seeks relief under any law for the protection of debtors or adopts a plan of liquidation; (ii) a petition is filed against the other party seeking to have it declared insolvent or bankrupt and such petition is not dismissed or stayed within 40 Business Days of its filing; (iii) the other party shall admit in writing its insolvency or its inability to pay its debts as they mature; (iv) an order is made for the appointment of a liquidator, manager, receiver or trustee of the other party of all or a substantial part of its assets; (v) or if an encumbrancer takes possession of or a receiver or trustee is appointed over the whole or any part of the other party’s undertaking, property or assets; or (vi) if an order is made or a resolution is passed for the other party’s winding up;

(c) a distress, execution, sequestration or other process is levied or enforced upon or sued out against a material amount of the other party’s property which is not discharged within 20 Business Days;

(d) the other party ceases or threatens to cease wholly or substantially to carry on its business otherwise than for the purpose of a reconstruction or amalgamation without insolvency previously approved by the terminating party;

(e) the other party is prevented from performing its obligations in any material respect hereunder by reasons of Force Majeure for a period of two or more consecutive months; or

(f) All Supervision Agreements and all Shipmanagement Agreements are terminated in accordance with the respective terms thereof.

SECTION 13.5 Upon the effective date of termination pursuant to this Article XIII, the Manager shall promptly terminate its service hereunder, ensuring that such termination occurs in a manner that minimizes any interruption to the business of the members of the Group.

SECTION 13.6 Upon termination, the Manager shall, as promptly as possible, submit a final accounting of funds received and disbursed under this Agreement, any Supervision Agreement and/or any. Shipmanagement Agreement and of any remaining Management Fees and/or any other funds due from the Parent or any other member of the Group, calculated pro rata to the date of termination (except for those amounts payable in respect of the three months following the termination date under Section 9.3, which shall be payable by the Parent in

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accordance with that Section), and any non-disbursed funds of any member of the Group in the Manager’s possession or control will be paid by the Manager as directed by such member of the Group promptly upon the Manager’s receipt of all sums then due it under this Agreement, any Supervision Agreement and/or any Management Agreement, if any.

SECTION 13.7 Upon termination of this Agreement, the Manager shall release to the Parent the originals where possible, or otherwise certified copies, of all such accounts and all documents specifically relating to each Vessel or the provision of the Services.

SECTION 13.8 The provisions of this Article XIII shall survive any termination of this Agreement.

ARTICLE XIV

CHANGE IN CONTROL OF THE MANAGER AND RIGHT OF FIRST OFFER

SECTION 14.1 During the Manager Restricted Period, the Manager is prohibited from transferring, assigning, selling or disposing of substantially all or all of its assets or property that is necessary for the performance of its services under this Agreement, any Supervision Agreement or any Shipmanagement Agreement to any other party without the Consent of the Parent except in the event that at the same time as or within three months after such disposition takes place the Manager is set to replace the same with equivalent assets or property.

SECTION 14.2 During the Manager Restricted Period, in the event of a Proposed Change in Control of the Manager, the Parent shall have a right of first offer to purchase the Manager pursuant to the procedures set forth in Section 14.4.

SECTION 14.3 The Parent and the Manager acknowledge that all potential transfers pursuant to this Article XIV are subject to obtaining any and all written consents of governmental authorities and other non-affiliated third parties.

SECTION 14.4 Set forth below are the procedures for the Parent’s right of first offer to purchase the Manager under Section 14.2:

(a) Prior to engaging in any negotiations or otherwise offering to consummate a Proposed Change in Control of the Manager with any third party, the Manager shall provide written notice of its intent to engage in a Proposed Change in Control of the Manager (a “First Offer Notice”) and shall specify in such First Offer Notice the material terms and conditions (including the consideration to be paid, which shall be in cash) on which it would be willing to consummate a Proposed Change in Control of the Manager with the Parent, including any liabilities to be assumed by the Parent.

(b) The Parent shall notify the Manager within 30 days after receiving a First Offer Notice (the “First Offer Period”) that either (i) the Parent does not wish to participate in a Proposed Change in Control of the Manager (a “Negative Response”) or (ii) the Parent does wish to participate in a Proposed Change in Control of the Manager, subject to the negotiation of the

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terms and conditions of the Proposed Change in Control of the Manager in accordance with the provisions of this Article XIV (an “Affirmative Response”).

(c) In the event of an Affirmative Response, the Parent and the Manager shall negotiate in good faith during the First Offer Period the terms and conditions of an agreement for the consummation of a Proposed Change in Control of the Manager with the Parent and such terms and conditions are to be based on the terms and conditions set forth in the First Offer Notice.

(d) In the event of a Negative Response or in the event the Parent and the Manager are unable to agree on the terms and conditions of an agreement for the consummation of a Proposed Change in Control of the Manager during the First Offer Period, then the Manager may consummate a Proposed Change in Control of the Manager within 120 days after the earlier of the date the Manager receives a Negative Response and the end of the First Offer Period with a third party on terms and conditions as to price that are not more favorable, and on such other terms and conditions that are not materially more favorable, to the proposed purchaser than the terms and conditions specified in the First Offer Notice.

(e) If the Manager does not consummate a Proposed Change in Control of the Manager to a third party within 120 days after the earlier of the date the Manager receives a Negative Response from the Parent and the end of the First Offer Period in accordance with Section 14.4(d) then the Manager shall not thereafter consummate a Proposed Change in Control of the Manager without first offering to consummate a Proposed Change in Control of the Manager with the Parent in the manner provided above.

SECTION 14.5 Upon request of the Parent, the Manager shall promptly disclose to the Parent the respective ownership, both record and beneficial, interests in the Manager of (a) the Hajioannou Entities, (b) directors, officers and employees of the Manager as a group, and (e) any other persons who are record or beneficial owners of the Manager, together with the identities of such other persons.

ARTICLE XV

NOTICES

SECTION 15.1 All notices, consents and other communications hereunder, or necessary to exercise any rights granted hereunder, shall be in writing, sent either by prepaid registered mail or telefax, and will be validly given if delivered on a Business Day to an individual at the following address:

If to the Parent:

Safe Bulkers, Inc.
Apt.D11 – Les Acanthes
6, Avenue des Citronniers
MC98000, Monaco

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Telefax: +357 25 887220
Attention: President

If to the Manager:

Safe Bulkers Management Limited
KPMG Building - Office G1B
Agias Filakseos 1
3025
Limassol, Cyprus

Attention: Director

ARTICLE XVI

APPLICABLE LAW

SECTION 16.1 This Agreement shall be governed by, and construed in accordance with, the laws of England.

SECTION 16.2 Except for Section 3.5 and Article XI which can be relied upon by a Submanager, no other term of this Agreement is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Agreement.

ARTICLE XVII

ARBITRATION

SECTION 17.1 Any dispute arising out of or in connection with this Agreement shall be referred to arbitration in London in accordance with the Arbitration Act 1996 or any statutory modification or re-enactment thereof save to the extent necessary to give effect to the provisions of this Article XVII. The arbitration shall be conducted in accordance with the London Maritime Arbitrators Association (LMAA) Terms current at the time when the arbitration proceedings are commenced.

SECTION 17.2 The reference shall be to three arbitrators. A party wishing to refer a dispute to arbitration shall appoint its arbitrator and send notice of such appointment in writing to the other party requiring the other party to appoint its own arbitrator within 14 calendar days of that notice and stating that it will appoint its arbitrator as sole arbitrator unless the other party appoints its own arbitrator and gives notice that it has done so within the 14 days specified. If the other party does not appoint its own arbitrator and give notice that it has done so within the 14 days specified, the party referring a dispute to arbitration may, without the requirement of any further prior notice to the other party, appoint its arbitrator as sole arbitrator and shall advise the other party accordingly. The award of a sole arbitrator shall be binding on both parties as if he had been appointed by agreement. Nothing herein shall prevent the parties agreeing in writing to vary these provisions to provide for the appointment of a sole arbitrator.

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SECTION 17.3 In the case of (i) any failure of the parties to agree on the Management Fee for any Subsequent Term within 30 days prior to the commencement of that Subsequent Term or (ii) any failure of the parties to agree upon the resolution of any Questioned Items in a Draft Budget prior to the 20th of November of a calendar year, the terms of this Section 17.3 shall be applicable. Notwithstanding any contrary provisions of this Article XVII (but otherwise subject to such provisions), the following “Baseball Arbitration” provisions shall apply to the matters referred to in clauses (i) and (ii) above:

(a) Each party shall designate one arbitrator within 5 business days following the relevant date specified in clause (i) or (ii) above; and the two arbitrators so designated shall designate a third within 10 Business Days thereafter; provided, however, that the parties may agree to a single arbitrator. If either party fails to designate an arbitrator within such 5 Business Day period, the other arbitrator can render an award hereunder.

(b) Each party shall propose an amount for each item in dispute that is subject to this Section 17.3, which shall be provided in writing to the arbitrators, together with any supporting documentation. Such proposed amounts may differ from the amounts proposed by the parties in their negotiations prior to triggering the implementation of this Section 17.3. The arbitrators may, but shall not be required to, accept oral testimony in addition to supporting documentation.

(c) Within 20 Business Days following the selection of the arbitrators hereunder, they shall, by majority vote, accept the proposal of one party or the other for each item that is the subject of arbitration pursuant to this Section 17.3.

(d) Awards under this Section 17.3 shall not include costs, but may include interest if the payment date for any amount shall have passed. The fees and expenses of the arbitrators under this Section 17.3 shall be borne by the losing party (and may be apportioned by the arbitrators if more than one item is the subject of an arbitration).

(e) Awards under this Section 17.3 shall be final and binding on the parties.

ARTICLE XVIII

MISCELLANEOUS

SECTION 18.1 This Agreement (which includes the Annex) constitutes the sole understanding and agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements or understandings, written or oral, with respect thereto. This Agreement may not be amended, waived or discharged except by an instrument in writing executed by the party against whom enforcement of such amendment, waiver or discharge is sought.

SECTION 18.2 During the term hereof, the Manager will not provide services hereunder through, or otherwise cause any member of the Group to have, an office or fixed place of business in the United States.

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SECTION 18.3 This Agreement may be executed in one or more written counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

[Signature Page Follows]

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IN WITNESS WHEREOF the undersigned have executed this Agreement as of the date first above written.

SAFE BULKERS, INC.

By:	/s/ Loukas Barmparis
Name:	Loukas Barmparis
Title:	President

SAFE BULKERS MANAGEMENT LIMITED

By:	/s/ George Papadopoulos
Name:	George Papadopoulos
Title:	Director

[Signature Page to Amended and Restated Management Agreement]

APPENDIX I

Form of Hajioannou Entities Restrictive Covenant Agreement

SAFE BULKERS, INC.,

POLYS HAJIOANNOU,

VORINI HOLDINGS INC.

- and -

MACHAIRIOTISSA HOLDINGS INC.

SECOND AMENDED AND RESTATED

RESTRICTIVE COVENANT AGREEMENT

THIS SECOND AMENDED AND RESTATED RESTRICTIVE COVENANT AGREEMENT (this “Agreement”) is made on July [n], 2017, and amends and restates in its entirety that certain Restrictive Covenant Agreement, dated May 29, 2008, as amended by that certain Amendment No. 1 to Restrictive Covenant Agreement, dated December 7, 2011, and that certain Amendment No. 2 to Restrictive Covenant Agreement, dated February 25, 2014, and as further amended and restated by that certain Amended and Restated Restrictive Covenant Agreement, dated May 29, 2015 (collectively, the “Original Agreement”),

BY AND BETWEEN:

1. SAFE BULKERS, INC., a Marshall Islands corporation (the “Company”);

2. POLYS HAJIOANNOU, in his individual capacity (“P. Hajioannou”);

3. VORINI HOLDINGS INC., a Marshall Islands corporation (“Vorini Holdings”); and

4. MACHAIRIOTISSA HOLDINGS INC., a Marshall Islands corporation (“Machairiotissa Holdings” and, together with P. Hajioannou, Vorini Holdings and, together with any entity controlled by or under common control with Machairiotissa Holdings, P. Hajioannou and/or Vorini Holdings, the “Hajioannou Entities”).

WHEREAS:

1. Pursuant to Section 8.1 of the Original Agreement, the parties thereto may amend the Original Agreement by an instrument in writing;

2. Pursuant to the Second Amended and Restated Management Agreement by and between the Company and Safety Management Overseas S.A., a Panamanian corporation (the “SMO Manager”), dated July [n], 2017 (the “SMO Management Agreement”), and the Management Agreement by and between the Company and Safe Bulkers Management Limited, a Cypriot private limited company (the “Safe Bulkers Manager,” together with the SMO Manager, the “Managers”), dated July [n], 2017 (the “Safe Bulkers Manager Management Agreement,” together with the SMO Management Agreement, the “Management Agreements”), the Managers have agreed to provide certain management services to the Company on an exclusive basis, restrict certain competitive activities and grant a right of first offer to the Company to purchase their respective assets and properties upon the occurrence of certain events, all as described therein; and

3. The Company wishes to (i) limit the activities of each of the Hajioannou Entities, on the terms and conditions set out in this Agreement in order to prohibit certain activities that may compete with the business of the Company and (ii) be granted a right of first offer to purchase the Hajioannou Entities’ relevant interest in each of the Managers in the event of a potential change of control of each such Manager, respectively.

NOW, THEREFORE, in consideration of the terms and conditions set forth below and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto agree as follows:

USActive 37251603.8

ARTICLE I

INTERPRETATION

SECTION 1.1 In this Agreement, unless the context otherwise requires:

(a) “Affirmative Response” shall have the meaning set forth in Section 4.2(b).

(b) “Agreement” shall have the meaning set forth in the preamble.

(c) “Applicable Vessels” shall have the meaning set forth in Section 3.4.

(d) “Board of Directors” means the board of directors of the Company as the same may be constituted from time to time.

(e) “Break Up Cost” means the aggregate amount of any and all costs including any taxes, registration fees, administrative expenses, severance costs, and other similar costs and expenses that would be required to transfer Drybulk Vessels or any other portion of a Non-Drybulk Acquisition that owns or operates Drybulk Vessels to the Company separately from the other assets of the Non-Drybulk Acquisition.

(f) “Business Day” means a day (excluding Saturdays and Sundays) on which banks are open for business in Athens, Greece; Cyprus; and New York, New York.

(g) “Company” shall have the meaning set forth in the preamble.

(h) “Company Group” means, at any time, the Company and its subsidiaries at such time and “member of the Company Group” shall be construed accordingly.

(i) “Competitive Activities” shall have the meaning set forth in Section 3.1.

(j) “Drybulk Vessel” means any ocean-going vessel (including any Newbuild) that is intended to be used primarily to transport non-liquid cargoes of commodities shipped in an unpackaged state.

(k) “Drybulk Vessel Business” means any business involved in the ownership or operation of Drybulk Vessels.

(l) “Effective Date” means May 28, 2008.

(m) “First Offer Notice” shall have the meaning set forth in Section 4.2(a).

(n) “First Offer Period” means 30 days in the case of a Manager First Offer Right.

(o) “Hajioannou Entities” shall have the meaning set forth in the preamble.

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(p) “Independent Directors” means those members of the Board of Directors that qualify as independent directors within the meaning of Rule 10A-3 promulgated under the U.S. Securities Exchange Act of 1934, as amended, and the listing criteria of the New York Stock Exchange.

(q) “Machairiottisa Holdings” shall have the meaning set forth in the preamble.

(r) “Management Agreements” shall have the meaning set forth in the recitals.

(s) “Managers” shall have the meaning set forth in the recitals.

(t) “Manager First Offer Right” shall have the meaning set forth in Section 4.1.

(u) “Negative Response” shall have the meaning set forth in Section 4.2(b).

(v) “Newbuild” means a new vessel to be or which has just been constructed, or is under construction, which a member of the Company Group has agreed to acquire pursuant to a shipbuilding contract, memorandum of agreement or otherwise.

(w) “Non-Drybulk Acquisition” means an acquisition or investment that includes (i) both Drybulk Vessels and vessels other than Drybulk Vessels and/or (ii) any business that owns or operates Drybulk Vessels and vessels other than Drybulk Vessels.

(x) “P. Hajioannou” shall have the meaning set forth in the preamble.

(y) “Permitted Acquisition” means an acquisition by any of the Hajioannou Entities of a Drybulk Vessel or an acquisition of or investment in a Drybulk Vessel Business that (i) has been first offered to the Company and refused by the majority of the Independent Directors and (ii) has been acquired or invested in by the relevant Hajioannou Entity on terms and conditions as to price that are not more favorable, and on such other terms and conditions that are not materially more favorable, to such Hajioannou Entity than those offered to the Company.

(z) “Proposed Change in Control of a Manager” means:

(a) the approval by the board of directors of a Manager or the shareholders of a Manager of a proposed sale of all or substantially all of the assets or property of such Manager necessary for the performance of its services under this Agreement; or

(b) the approval of any transaction that would result in:

(i) the Hajioannou Entities beneficially owning, directly or indirectly, less than 60% of the outstanding voting securities or voting power of a Manager or Machairiotissa Holdings, respectively; or

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(ii) the Hajioannou Entities together with all directors, officers and employees of a Manager beneficially owning, directly or indirectly, less than 80% of the outstanding voting securities or voting power of such Manager or Machairiotissa Holdings, respectively.

For purposes of this definition, the term Hajioannou Entities shall exclude reference to Machairiotissa Holdings.

(aa) “Restricted Period” shall have the meaning set forth in Section 3.1.

(bb) “Safe Bulkers Manager Management Agreement” shall have the meaning set forth in the recitals.

(cc) “Safe Bulkers Manager” shall have the meaning set forth in the recitals.

(dd) “SMO Management Agreement” shall have the meaning set forth in the recitals.

(ee) “SMO Manager” shall have the meaning set forth in the recitals.

(ff) “Sale Transaction” shall have the meaning set forth in Section 4.2.

(gg) “Vorini Holdings” shall have the meaning set forth in the preamble.

SECTION 1.2 The headings of this Agreement are for ease of reference and do not limit or otherwise affect the meaning hereof.

SECTION 1.3 All the terms of this Agreement, whether or not so expressed, shall be binding upon the parties hereto and their respective successors and assigns.

SECTION 1.4 Unless the context otherwise requires, words in the singular include the plural and vice versa.

ARTICLE II

ACKNOWLEDGEMENT AND REPRESENTATION

SECTION 2.1 Each of the Hajioannou Entities acknowledges he or it has received and reviewed the Management Agreements.

SECTION 2.2 Each of P. Hajioannou and Machairiotissa Holdings hereby represents and warrants that as of the date of this Agreement, Machairiotissa Holdings (a) owns at least 80% of the capital stock of each of the Managers and (b) holds at least 80% of the voting power of the outstanding capital stock of each of the Managers considered, in each case, for this purpose as a single class.

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SECTION 2.3 Each of the Hajioannou Entities acknowledges and agrees that, pursuant to the terms of each of the Management Agreements, during the respective term of each such Management Agreement, if a Drybulk Vessel owned by the Company and a Drybulk Vessel owned or operated, directly or indirectly, by any of the Hajioannou Entities (other than through the Company) are both available and meet the criteria for a charter being fixed by either of the Managers, the Company’s Drybulk Vessel shall receive such charter. For the avoidance of doubt, this Section 2.3 shall apply only to Drybulk Vessels owned or operated, directly or indirectly, by any Hajioannou Entity that is under the commercial management of either of the Managers, and shall not apply to any Drybulk Vessel owned or operated, directly or indirectly, by any Hajioannou Entity that is not under the commercial management of either of the Managers.

ARTICLE III

NON-COMPETITION

SECTION 3.1 During the period commencing on the Effective Date and ending one year following the date on which both Management Agreements have been terminated (such period the “Restricted Period”), each of the Hajioannou Entities shall not, subject to Section 3.2 hereof, directly or indirectly, engage in (a) the ownership or operation of any Drybulk Vessel or (b) the acquisition of or investment in any Drybulk Vessel Business, other than pursuant to (i) their involvement with the Company and its subsidiaries and (ii) their involvement with a Manager, in compliance with the terms of the applicable Management Agreements, as the same may be waived or amended from time to time (together, (a) and (b) are defined as the “Competitive Activities”).

SECTION 3.2 Notwithstanding the foregoing, the Hajioannou Entities may engage in Competitive Activities in the following circumstances:

(a) with respect to any Permitted Acquisition; provided that any commercial management of Drybulk Vessels that are controlled by the Hajioannou Entities in connection with the Permitted Acquisition is performed by either of the Managers;

(b) with respect to any Drybulk Vessels or Drybulk Vessel Business included in a Non-Drybulk Acquisition; provided that (i) less than 50% of the fair market value of the Non-Drybulk Acquisition is attributable to the Drybulk Vessels and any related portion of such business that is solely dedicated to the ownership and operation of such Drybulk Vessels, (ii) the relevant Hajioannou Entity or Entities promptly offer to sell the Drybulk Vessels and such related portion of the business to the Company for their fair market value plus any Break Up Costs and the majority of the Independent Directors refuse such offer and (iii) any commercial management of Drybulk Vessels that are controlled by the Hajioannou Entities in connection with such Non-Drybulk Acquisition is performed by either of the Managers. For purposes of this Section 3.2(b), fair market values shall be determined in good faith by the Board of Directors;

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(c) with respect to the passive ownership of up to 9.99% of the outstanding voting securities of any publicly traded company that is a Drybulk Vessel Business in whole or in part; and

(d) with respect to (i) a maximum of eight (8) Drybulk Vessels on the water at any one time and (ii) an unlimited number of contracts with shipyards for newbuild Drybulk Vessels; in either case, to be directly or indirectly owned, operated or financed by P. Hajioannou as part of his estate or family planning; provided that, in the same manner contemplated with respect to a Permitted Acquisition, prior to the acquisition of any such Drybulk Vessels or entry into any such newbuilding contracts, such Drybulk Vessels or such newbuilding contracts (A) have been first offered to the Company and refused by the majority of the Independent Directors and (B) have been acquired or invested in on terms and conditions as to price that are not more favorable, and on such other terms and conditions that are not materially more favorable, to the acquiror than those offered to the Company. For the purpose of this Section 3.2(d) it is understood and agreed that commercial management for such Drybulk Vessels may be performed by either of the Managers or any other person or entity.

For the avoidance of doubt, the sale or transfer of any legal or beneficial ownership (in whole or in part) of any Drybulk Vessel or Drybulk Vessel Business owned or operated, directly or indirectly, by any Hajioannou Entity, shall not be subject to any right of first offer on such proposed sale or other transfer of ownership.

SECTION 3.3 Nothing in this Agreement shall be construed to restrict the ability of any Hajioannou Entity to acquire, invest in, operate, manage or charter any vessel other than Drybulk Vessels or any shipping-related business other than a Drybulk Vessel Business.

SECTION 3.4 In respect of any Drybulk Vessels or contracts for newbuild Drybulk Vessels owned, operated or financed by P. Hajioannou or any P. Hajioannou Entity other than through the Company (the “Applicable Vessels”), P. Hajioannou shall, or shall cause a P. Hajioannou Entity to, deliver a written report to the Company within the first quarter of each fiscal year that contains the following information: (a) in respect of each such Drybulk Vessel so owned, operated or financed, the (i) name, (ii) flag, (iii) deadweight tons, (iv) year built, (v) country of construction, (vi) class, (vii) charter information with respect to charters arranged or in place during the period between the first day of the previous fiscal year and the date of the report, including the type of charter employment (e.g., time or voyage charters), the charter rate, commissions paid to brokers or other third parties, the charter period and the total revenues earned with respect to charters conducted during such period, (viii) running costs with respect to such Drybulk Vessel in the previous fiscal year, (ix) expected date of next drydocking and the estimated cost of such drydocking, and (x) date of next special survey; and (b) in respect of each such contract for newbuild Drybulk Vessels, charter information, if any, with respect to charters arranged as of the date of the report, including the type of charter employment, the charter rate, commissions paid to brokers or other third parties and the charter period. Additionally, P. Hajioannou shall, or shall cause a P. Hajioannou Entity to, promptly provide to the Company any clarification and explanation relating to the foregoing that the Company may reasonably request from time to time.

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ARTICLE IV

CONTROL OF MANAGER; RIGHT OF FIRST OFFER

SECTION 4.1 During the Restricted Period, in the event of a Proposed Change in Control of a Manager, the Company shall have a 30-day right of first offer to purchase the relevant Hajioannou Entities’ direct or indirect interests in the Manager involved in the Proposed Change in Control of a Manager (“Manager First Offer Right”). Set forth in Section 4.2 are the procedures applicable to the Manager First Offer Right.

SECTION 4.2 Set forth below are the procedures applicable to the Manager First Offer Right. For purposes of this Section 4.2, the term “Sale Transaction” shall mean a Proposed Change in Control of a Manager, as described in Section 4.1, in the case of a Manager First Offer Right.

(a) Prior to engaging in any negotiations or otherwise offering to consummate a Sale Transaction with any third party, the relevant Hajioannou Entity or Entities shall provide written notice of their intent to engage in a Sale Transaction (a “First Offer Notice”) and shall specify in such First Offer Notice the material terms and conditions (including the consideration to be paid, which shall be in cash) on which they would be willing to consummate a Sale Transaction with the Company, including any liabilities to be assumed by the Company.

(b) The Company shall notify the relevant Hajioannou Entity or Entities within the First Offer Period that either (i) the Company does not wish to participate in a Sale Transaction (a “Negative Response”) or (ii) the Company does wish to participate in a Sale Transaction, subject to the negotiation of the terms and conditions of the Sale Transaction in accordance with the provisions of this Section 4.2 (an “Affirmative Response”).

(c) In the event of an Affirmative Response, the Company and the relevant Hajioannou Entity or Entities shall negotiate in good faith during the First Offer Period the terms and conditions of an agreement for the consummation of a Sale Transaction with the Company and such terms and conditions are to be based on the terms and conditions set forth in the First Offer Notice.

(d) In the event of a Negative Response or in the event the Company and the relevant Hajioannou Entity or Entities are unable to agree on the terms and conditions of an agreement for the consummation of a Sale Transaction during the First Offer Period, then the relevant Hajioannou Entity or Entities may consummate a Sale Transaction within 120 days after the earlier of the date the relevant Hajioannou Entity or Entities receive a Negative Response and the end of the First Offer Period with a third party on terms and conditions as to price that are not more favorable, and on such other terms and conditions that are not materially more favorable, to the proposed purchaser than the terms and conditions specified in the First Offer Notice.

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(e) If a Sale Transaction is not consummated with a third party within 120 days after the earlier of the date of the Negative Response and the end of the First Offer Period in accordance with clause (d) above, then the relevant Hajioannou Entity or Entities shall not thereafter engage in a Sale Transaction without first offering the Company a Manager First Offer Right, in the manner provided above.

SECTION 4.3 The Hajioannou Entities and the Company acknowledge that all potential transfers pursuant to Section 3.2(a) and this Article IV are subject to obtaining any and all written consents of governmental authorities and offer non-affiliated third parties.

ARTICLE V

NOTICES

SECTION 5.1 All notices, consents and other communications hereunder, or necessary to exercise any rights granted hereunder, shall be in writing, sent either by prepaid registered mail or telefax, and will be validly given if delivered on a Business Day to a party at its respective address set forth below:

Safe Bulkers, Inc.
c/o Safety Management Overseas S.A.
32 Avenue K. Karamanli
P.O. Box 70837
16605 Voula
Athens, Greece
Attention: Chief Executive Officer
Telefax: 30-210-895-6900

Polys Hajioannou
c/o Safety Management Overseas S.A.
32 Avenue K. Karamanli
P.O. Box 70837
16605 Voula
Athens, Greece
Attention: Polys Hajioannou

Vorini Holdings Inc.
c/o Safety Management Overseas S.A.
32 Avenue K. Karamanli
P.O. Box 70837
16605 Voula
Athens, Greece
Attention: George Papadopoulos

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Machairiotissa Holdings Inc.
c/o Safety Management Overseas S.A.
32 Avenue K. Karamanli
P.O. Box 70837
16605 Voula
Athens, Greece
Attention: Antonios Prigkis

ARTICLE VI

APPLICABLE LAW AND JURISDICTION

SECTION 6.1 This Agreement shall be governed by, and construed in accordance with, the laws of England.

ARTICLE VII

ARBITRATION

SECTION 7.1 Any dispute arising out of or in connection with this Agreement shall be referred to arbitration in London in accordance with the Arbitration Act 1996 or any statutory modification or re-enactment thereof save to the extent necessary to give effect to the provisions of this Article VII. The arbitration shall be conducted in accordance with the London Maritime Arbitrators Association (LMAA) Terms current at the time when the arbitration proceedings are commenced.

SECTION 7.2 The reference shall be to three arbitrators. If the Company on the one hand or the Hajioannou Entities on the other (with the Hajioannou Entities being treated as one party for the purposes of this Article VII) wishes to refer a dispute to arbitration, that party shall appoint its arbitrator and send notice of such appointment in writing to the other party requiring the other party to appoint its own arbitrator within 14 calendar days of that notice and stating that it will appoint its arbitrator as sole arbitrator unless the other party appoints its own arbitrator and gives notice that it has done so within the 14 days specified. If the other party does not appoint its own arbitrator and give notice that it has done so within the 14 days specified, the party referring a dispute to arbitration may, without the requirement of any further prior notice to the other party, appoint its arbitrator as sole arbitrator and shall advise the other party accordingly. The award of a sole arbitrator shall be binding on both parties as if he had been appointed by agreement. Nothing herein shall prevent the parties agreeing in writing to vary these provisions to provide for the appointment of a sole arbitrator.

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ARTICLE VIII

MISCELLANEOUS

SECTION 8.1 This Agreement constitutes the sole understanding and agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements or understandings, written or oral, with respect thereto, with the exception of the Management Agreements. This Agreement may not be amended, waived or discharged except by an instrument in writing executed by the party against whom enforcement of such amendment, waiver or discharge is sought.

SECTION 8.2 It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement is adjudicated to be invalid or unenforceable, such provision will be deemed amended to delete therefrom the portion thus adjudicated as invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudications is made.

SECTION 8.3 This Agreement may be executed in one or more written counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

[Remainder of page intentionally left blank.]

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IN WITNESS whereof the undersigned have executed this Agreement as of the date first above written.

SAFE BULKERS, INC.

By:
Name:
Title:

POLYS HAJIOANNOU

VORINI HOLDINGS INC.

By:
Name:
Title:

MACHAIRIOTISSA HOLDINGS INC.

By:
Name:
Title:

[Signature Page for Hajioannou Entities Restrictive Covenant Agreement]

APPENDIX II

Form of Polys Hajioannou Restrictive Covenant Agreement

SAFE BULKERS, INC.,

- and -

POLYS HAJIOANNOU

SECOND AMENDED AND RESTATED

RESTRICTIVE COVENANT AGREEMENT

THIS SECOND AMENDED AND RESTATED RESTRICTIVE COVENANT AGREEMENT (this “Agreement”) is made on July [n], 2017, and amends and restates in its entirety that certain Restrictive Covenant Agreement, dated May 29, 2008, as amended by that certain Amendment No. 1 to Restrictive Covenant Agreement, dated February 25, 2014, and as further amended and restated by that certain Amended and Restated Restrictive Covenant Agreement, dated May 29, 2015 (together, the “Original Agreement”),

BY AND BETWEEN:

1. SAFE BULKERS, INC., a Marshall Islands corporation (the “Company”); and

2. POLYS HAJIOANNOU, in his individual capacity (“P. Hajioannou”).

WHEREAS:

1. Pursuant to Section 8.1 of the Original Agreement, the parties thereto may amend the Original Agreement by an instrument in writing;

2. Pursuant to the Second Amended and Restated Restrictive Covenant Agreement by and between the Company and P. Hajioannou, Vorini Holdings, Inc., a Marshall Islands corporation (“Vorini Holdings”), and Machairiotissa Holdings Inc., a Marshall Islands corporation (“Machairiotissa Holdings” and, together with P. Hajioannou, Vorini Holdings and, together with any entity controlled by or under common control with Machairiotissa Holdings, P. Hajioannou and/or Vorini Holdings, the “Hajioannou Entities”), dated July [n], 2017 (the “Hajioannou Entities Restrictive Covenant Agreement”), the Hajioannou Entities: (i) are prohibited from conducting certain activities that may compete with the business of the Company and (ii) granted the Company a right of first offer to purchase the Hajioannou Entities’ relevant interest in each of Safety Management Overseas S.A., a Panamanian corporation (the “SMO Manager”), and Safe Bulkers Management Limited, a Cypriot private limited company (the “Safe Bulkers Manager,” together with the SMO Manager, the “Managers”), in the event of a potential change of control of each such Manager, respectively; and

3. The Company wishes to limit the activities of P. Hajioannou in his capacity as a director or employee of the Company, and any entity controlled by P. Hajioannou (“P. Hajioannou Entity”), on the terms and conditions set out in this Agreement in order to prohibit certain activities that may compete with the business of the Company.

NOW, THEREFORE, in consideration of the terms and conditions set forth below and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto agree as follows:

ARTICLE I

INTERPRETATION

SECTION 1.1 In this Agreement, unless the context otherwise requires:

(a) “Agreement” shall have the meaning set forth in the preamble.

(b) “Applicable Vessels” shall have the meaning set forth in Section 3.4.

(c) “Board of Directors” means the board of directors of the Company as the same may be constituted from time to time.

(d) “Break Up Cost” means the aggregate amount of any and all costs including any taxes, registration fees, administrative expenses, severance costs, and other similar costs and expenses that would be required to transfer Drybulk Vessels or any other portion of a Non-Drybulk Acquisition that owns or operates Drybulk Vessels to the Company separately from the other assets of the Non-Drybulk Acquisition.

(e) “Business Day” means a day (excluding Saturdays and Sundays) on which banks are open for business in Athens, Greece; Cyprus; and New York, New York.

(f) “Company” shall have the meaning set forth in the preamble.

(g) “Company Group” means, at any time, the Company and its subsidiaries at such time and “member of the Company Group” shall be construed accordingly.

(h) “Competitive Activities” shall have the meaning set forth in Section 3.1.

(i) “Drybulk Vessel” means any ocean-going vessel (including any Newbuild) that is intended to be used primarily to transport non-liquid cargoes of commodities shipped in an unpackaged state.

(j) “Drybulk Vessel Business” means any business involved in the ownership or operation of Drybulk Vessels.

(k) “Effective Date” means May 28, 2008.

(l) “Hajioannou Entities” shall have the meaning set forth in the recitals.

(m) “Hajioannou Entities Restrictive Covenant Agreement” shall have the meaning set forth in the recitals.

(n) “Independent Directors” means those members of the Board of Directors that qualify as independent directors within the meaning of Rule 10A-3 promulgated under the U.S. Securities Exchange Act of 1934, as amended, and the listing criteria of the New York Stock Exchange.

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(o) “Machairiotissa Holdings” shall have the meaning set forth in the recitals.

(p) “Management Agreements” means the Safe Bulkers Manager Management Agreement and the SMO Management Agreement.

(q) “Managers” shall have the meaning set forth in the recitals.

(r) “Newbuild” means a new vessel to be or which has just been constructed, or is under construction, which a member of the Company Group has agreed to acquire pursuant to a shipbuilding contract, memorandum of agreement or otherwise.

(s) “Non-Drybulk Acquisition” means an acquisition or investment that includes (i) both Drybulk Vessels and vessels other than Drybulk Vessels and/or (ii) any business that owns or operates Drybulk Vessels and vessels other than Drybulk Vessels.

(t) “Permitted Acquisition” means an acquisition by P. Hajioannou of a Drybulk Vessel or an acquisition of or investment in a Drybulk Vessel Business that (i) has been first offered to the Company and refused by the majority of the Independent Directors and (ii) has been acquired or invested in by P. Hajioannou on terms and conditions as to price that are not more favorable, and on such other terms and conditions that are not materially more favorable, to P. Hajioannou than those offered to the Company.

(u) “P. Hajioannou” shall have the meaning set forth in the preamble.

(v) “P. Hajioannou Entity” shall have the meaning set forth in the recitals, and “P. Hajioannou Entities” shall have a corresponding meaning.

(w) “Restricted Period” shall mean the period commencing on the Effective Date and ending one year following the later of (i) the termination of P. Hajioannou’s service with the Company as a director and (ii) the termination of P. Hajioannou’s service with the Company as an employee.

(x) “Safe Bulkers Manager Management Agreement” means the Management Agreement between the Company and the Safe Bulkers Manager, dated on or about the date of this Agreement.

(y) “Safe Bulkers Manager” shall have the meaning set forth in the recitals.

(z) “SMO Management Agreement” means the Amended and Restated Management Agreement between the Company and the SMO Manager, dated on or about the date of this Agreement.

(aa) “SMO Manager” shall have the meaning set forth in the recitals.

(bb) “Vorini Holdings” shall have the meaning set forth in the recitals.

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SECTION 1.2 The headings of this Agreement are for ease of reference and do not limit or otherwise affect the meaning hereof.

SECTION 1.3 All the terms of this Agreement, whether or not so expressed, shall be binding upon the parties hereto and their respective successors and assigns.

SECTION 1.4 Unless the context otherwise requires, words in the singular include the plural and vice versa.

ARTICLE II

ACKNOWLEDGEMENT

SECTION 2.1 P. Hajioannou acknowledges he has received and reviewed the Management Agreements.

SECTION 2.2 P. Hajioannou acknowledges and agrees that, pursuant to the terms of the Management Agreements, during the respective terms of each of the Management Agreements, if a Drybulk Vessel owned by the Company and a Drybulk Vessel owned or operated, directly or indirectly, by P. Hajioannou or any P. Hajioannou Entity (other than through the Company) are both available and meet the criteria for a charter being fixed by either of the Managers, the Company’s Drybulk Vessel shall receive such charter. For the avoidance of doubt, this Section 2.2 shall apply only to Drybulk Vessels owned or operated, directly or indirectly, by P. Hajioannou or any P. Hajioannou Entity that is under the commercial management of either of the Managers, and shall not apply to any Drybulk Vessel owned or operated, directly or indirectly, by P. Hajioannou or any P. Hajioannou Entity that is not under the commercial management of either of the Managers.

ARTICLE III

NON-COMPETITION

SECTION 3.1 During the Restricted Period, P. Hajioannou shall and procures that the P. Hajioannou Entities shall, subject to Section 3.2 hereof, not directly or indirectly, engage in (a) the ownership or operation of any Drybulk Vessel or (b) the acquisition of or investment in any Drybulk Vessel Business, other than pursuant to his involvement with (i) any member of the Company Group, or (ii) a Manager, in compliance with the restrictions on competitive activities set out in the Management Agreements, as the same may be waived or amended from time to time (together, (a) and (b) are defined as the “Competitive Activities”).

SECTION 3.2 Notwithstanding the foregoing, P. Hajioannou may engage in Competitive Activities (including through any other P. Hajioannou Entity) in the following circumstances:

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(a) with respect to any Permitted Acquisition; provided that any commercial management of Drybulk Vessels that are controlled by P. Hajioannou (including through any other P. Hajioannou Entity) in connection with the Permitted Acquisition is performed by either of the Managers;

(b) with respect to any Drybulk Vessels or Drybulk Vessel Business included in a Non-Drybulk Acquisition; provided that (i) less than 50% of the fair market value of the Non-Drybulk Acquisition is attributable to the Drybulk Vessels and any related portion of such business that is solely dedicated to the ownership and operation of such Drybulk Vessels, (ii) P. Hajioannou promptly offers to sell the Drybulk Vessels and such related portion of the business to the Company for their fair market value plus any Break Up Costs and the majority of the Independent Directors refuse such offer and (iii) any commercial management of Drybulk Vessels that are controlled by P. Hajioannou in connection with such Non-Drybulk Acquisition is performed by either of the Managers. For purposes of this Section 3.2(b), fair market values shall be determined in good faith by the Board of Directors;

(c) with respect to the passive ownership of up to 9.99% of the outstanding voting securities of any publicly traded company that is a Drybulk Vessel Business in whole or in part; and

(d) with respect to (i) a maximum of eight (8) Drybulk Vessels on the water at any one time and (ii) an unlimited number of contracts with shipyards for newbuild Drybulk Vessels; in either case, to be directly or indirectly owned, operated or financed by P. Hajioannou as part of his estate or family planning; provided that, in the same manner contemplated with respect to a Permitted Acquisition, prior to the acquisition of any such Drybulk Vessels or entry into any such newbuilding contracts, such Drybulk Vessels or such newbuilding contracts (A) have been first offered to the Company and refused by the majority of the Independent Directors and (B) have been acquired or invested in on terms and conditions as to price that are not more favorable, and on such other terms and conditions that are not materially more favorable, to the acquiror than those offered to the Company. For the purpose of this Section 3.2(d), it is understood and agreed that commercial management for such Drybulk Vessels may be performed by either of the Managers or any other person or entity.

For the avoidance of doubt, the sale or transfer of any legal or beneficial ownership (in whole or in part) of any Drybulk Vessel or Drybulk Vessel Business owned or operated, directly or indirectly, by P. Hajioannou or any P. Hajioannou Entity, shall not be subject to any right of first offer on such proposed sale or other transfer of ownership.

SECTION 3.3 Nothing in this Agreement shall be construed to restrict the ability of P. Hajioannou or any other P. Hajioannou Entity to acquire, invest in, operate, manage or charter any vessel other than Drybulk Vessels or any shipping-related business other than a Drybulk Vessel Business.

SECTION 3.4 In respect of any Drybulk Vessels or contracts for newbuild Drybulk Vessels owned, operated or financed by P. Hajioannou or any P. Hajioannou Entity

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other than through the Company (the “Applicable Vessels”), P. Hajioannou shall, or shall cause a P. Hajioannou Entity to, deliver a written report to the Company within the first quarter of each fiscal year that contains the following information: (a) in respect of each such Drybulk Vessel so owned, operated or financed, the (i) name, (ii) flag, (iii) deadweight tons, (iv) year built, (v) country of construction, (vi) class, (vii) charter information with respect to charters arranged or in place during the period between the first day of the previous fiscal year and the date of the report, including the type of charter employment (e.g., time or voyage charters), the charter rate, commissions paid to brokers or other third parties, the charter period and the total revenues earned with respect to charters conducted during such period, (viii) running costs with respect to such Drybulk Vessel in the previous fiscal year, (ix) expected date of next drydocking and the estimated cost of such drydocking, and (x) date of next special survey; and (b) in respect of each such contract for newbuild Drybulk Vessels, charter information, if any, with respect to charters arranged as of the date of the report, including the type of charter employment, the charter rate, commissions paid to brokers or other third parties and the charter period. Additionally, P. Hajioannou shall, or shall cause a P. Hajioannou Entity to, promptly provide to the Company any clarification and explanation relating to the foregoing that the Company may reasonably request from time to time.

ARTICLE IV

NOTICES

SECTION 4.1 All notices, consents and other communications hereunder, or necessary to exercise any rights granted hereunder, shall be in writing, sent either by prepaid registered mail or telefax, and will be validly given if delivered on a Business Day to a party at its respective address set forth below:

Safe Bulkers, Inc.
c/o Safety Management Overseas S.A.
32 Avenue K. Karamanli
P.O. Box 70837
16605 Voula
Athens, Greece
Attention: Chief Executive Officer
Telefax: 30-210-895-6900

Polys Hajioannou
c/o Safety Management Overseas S.A.
32 Avenue K. Karamanli
P.O. Box 70837
16605 Voula
Athens, Greece
Attention: Polys Hajioannou

6

ARTICLE V

APPLICABLE LAW AND JURISDICTION

SECTION 5.1 This Agreement shall be governed by, and construed in accordance with, the laws of England.

ARTICLE VI

ARBITRATION

SECTION 6.1 Any dispute arising out of or in connection with this Agreement shall be referred to arbitration in London in accordance with the Arbitration Act 1996 or any statutory modification or re-enactment thereof save to the extent necessary to give effect to the provisions of this Article VI. The arbitration shall be conducted in accordance with the London Maritime Arbitrators Association (LMAA) Terms current at the time when the arbitration proceedings are commenced.

SECTION 6.2 The reference shall be to three arbitrators. A party wishing to refer a dispute to arbitration shall appoint its arbitrator and send notice of such appointment in writing to the other party requiring the other party to appoint its own arbitrator within 14 calendar days of that notice and stating that it will appoint its arbitrator as sole arbitrator unless the other party appoints its own arbitrator and gives notice that it has done so within the 14 days specified. If the other party does not appoint its own arbitrator and give notice that it has done so within the 14 days specified, the party referring a dispute to arbitration may, without the requirement of any further prior notice to the other party, appoint its arbitrator as sole arbitrator and shall advise the other party accordingly. The award of a sole arbitrator shall be binding on both parties as if he had been appointed by agreement. Nothing herein shall prevent the parties agreeing in writing to vary these provisions to provide for the appointment of a sole arbitrator.

ARTICLE VII
MISCELLANEOUS

SECTION 7.1 This Agreement constitutes the sole understanding and agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements or understandings, written or oral, with respect thereto, with the exception of the Hajioannou Entities Restrictive Covenant Agreement and the Management Agreements. This Agreement may not be amended, waived or discharged except by an instrument in writing executed by the party against whom enforcement of such amendment, waiver or discharge is sought.

SECTION 7.2 It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement is adjudicated to be invalid

7

or unenforceable, such provision will be deemed amended to delete therefrom the portion thus adjudicated as invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudications is made.

SECTION 7.3 This Agreement may be executed in one or more written counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

[Remainder of page intentionally left blank.]

8

IN WITNESS whereof the undersigned have executed this Agreement as of the date first above written.

SAFE BULKERS, INC.

By:
Name:
Title

POLYS HAJIOANNOU

[Signature Page to Polys Hajioannou Restrictive Covenant Agreement]

APPENDIX III

Form of Shipmanagement Agreement

1.	Date of Agreement	THE BALTIC AND INTERNATIONAL MARITIME COUNCIL (BIMCO)
		STANDARD SHIP MANAGEMENT AGREEMENT
		CODE NAME: “SHIPMAN 98”
				Part I
		3.	Managers (name, place of registered office and law of registry) (CI 1)
2.	Owners (name, place of registered office and law of registry) (CI. 1)
			Name
	Name		SAFE BULKERS MANAGEMENT LIMITED

			Place of registered office
			LIMASSOL, CYPRUS
	Place of registered office
			Law of registry
	Law of registry		Republic of Cyprus

4.	Day and year of commencement of Agreement (CI. 2)

5.	Crew Management (state “yes” or “no” as agreed) (CI. 3.1)	6.	Technical Management (stale “yes” or “no” as agreed) (CI. 3.2)

	YES		YES

7.	Commercial Management (state “yes” or “no” as agreed) (CI. 3.3)	8.	Insurance Arrangements (state “yes” or “no” as agreed) (CI. 3.4)

	YES		YES

9.	Accounting Services (state “yes” or “no” as agreed) (CI. 3.5)	10.	Sale or purchase of the Vessel (state “yes” or “no” as agreed) (CI. 3.6)

	YES		YES

11.	Provisions (state “yes” or “no” as agreed) (CI. 3.7)	12.	Bunkering (state “yes” or “no” as agreed) (CI. 3.8)

	YES		YES

13.	Chartering Services Period (only to be filled in if “yes” slated in Box 7) (CI. 3.3(i))	14.	Owners’ Insurance (state alternative (i), (ii) or (iii) of CI. 6.3)

	Not Applicable		Clause 6.3(ii)

15.	Annual Management Fee (stale annual amount) (CI. 8.1)	16.	Severance Costs (stale maximum amount) (CI. 8 4(ii))

	See clause 8.1		Not applicable

17.	Day and year of termination of Agreement (CI. 17)	18.	Law and Arbitration (state alternative 19.1, 19.2 or 19.3 place of arbitration must be stated) (CI. 19)

	See clause 17		See clause 19.1

19.	Notices (stale postal ~~and cable~~ address, ~~telex~~ and telefax number (or serving notice and communication to the Owners) (CI. 20)	20.	Notices (state postal ~~and cable~~ address, ~~telex~~ and telefax number for serving notice and communication to the Managers) (CI. 20)

	Safe Bulkers Inc.		KPMG Building – Office G1B
	30-32 Avenue K, Karamanli,		AGIAS FILAKSEOS 1
	P.O. Box 70837		3025
	16605 Voula		Limassol, Cyprus
	Athens, Greece		Attention: Managing Director
	Telefax:+30 211 1 878 510
	Attention: President

This document is a computer generated SHIPMAN 98 form printed by authority of BIMCO. Any insertion or deletion to the form must be dearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the onginal BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

It is mutually agreed between the party stated in Box 2 and the party stated in Box 3 that this Agreement consisting of PART I and PART II as well as Annexes “A” (Details of Vessel), “B” (Details or Crew), “C” (Budget) and “D” (Associated vessels) attached hereto, shall be performed subject to the conditions contained herein. In the event of a conflict of conditions, the provisions of PART I and Annexes “A”. ‘B’. “C”’ and “D” shall prevail over those or PART II to the extent of such conflict but no further..

Signature (s) (Owners)	Signature(s) (Managers)
SAFE BULKERS MANAGEMENT LIMITED

This document is a computer generated SHIPMAN 98 form printed by authority of BIMCO. Any insertion or deletion to the form must be dearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the onginal BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

ANNEX “A” (DETAILS OF VESSEL OR VESSELS) TO

THE BALTIC AND INTERNATIONAL MARITIME COUNCIL (BIMCO)

STANDARD SHIP MANAGEMENT AGREEMENT - CODE NAME: “SHIPMAN 98”

This document is a computer generated SHIPMAN 98 form printed by authority of BIMCO. Any insertion or deletion to the form must be dearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the onginal BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

Date of Agreement: March 31st 2015

Name of Vessel(s):

Particulars of Vessel(s):

Type of Vessel: Dry Bulk Carrier

GRT:

NRT:

DWT:

Call Sign:

IMO No:

Flag:

Class:

This document is a computer generated SHIPMAN 98 form printed by authority of BIMCO. Any insertion or deletion to the form must be dearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the onginal BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

ANNEX “B” (DETAILS OF CREW) TO

THE BALTIC AND INTERNATIONAL MARITIME COUNCIL (BIMCO)

STANDARD SHIP MANAGEMENT AGREEMENT - CODE NAME: “SHIPMAN 98’

Date of Agreement:

Details of Crew:
Numbers	Rank	Nationality

1	Master	Filippino

1	Chief Engineer	Filippino

5	Officers	Filippino

14	Ratings	Filippino

This document is a computer generated SHIPMAN 98 form printed by authority of BIMCO. Any insertion or deletion to the form must be dearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the onginal BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

ANNEX “C” (BUDGET) TO
THE BALTIC AND INTERNATIONAL MARITIME COUNCIL (BIMCO)
STANDARD SHIP MANAGEMENT AGREEMENT - CODE NAME: “SHIPMAN 98

Date of Agreement:

Manager’s Budget for the first year with effect from the Commencement Date of this Agreement:

This document is a computer generated SHIPMAN 98 form printed by authority of BIMCO. Any insertion or deletion to the form must be dearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the onginal BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

ANNEX “D” (ASSOCIATED VESSELS) TO

THE BALTIC AND INTERNATIONAL MARITIME COUNCIL (BIMCO)

STANDARD SHIP MANAGEMENT AGREEMENT - CODE NAME: “SHIPMAN 98”

NOTE: PARTIES SHOULD BE AWARE THAT BY COMPLETING THIS ANNEX “D” THEY WILL BE SUBJECT TO THE PROVISIONS OF SUB-CLAUSE 18.1(1) OF THIS AGREEMENT.

Date of Agreement:

Details of Associated Vessels:

This document is a computer generated SHIPMAN 98 form printed by authority of BIMCO. Any insertion or deletion to the form must be dearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the onginal BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

1.	Definitions

In this Agreement save where the context otherwise requires, the following words and expressions shall have the meanings hereby assigned to them.

“Owners” means the party identified in Box 2.

“Managers” means the party identified in Box 3.

“Vessel” means the vessel or vessels details of which are set out in Annex “A” attached hereto. “Business Day” shall have the same meaning as ascribed thereto in Section 1.1 of the Group Management Agreement.

“Crew” means the Master, officers and ratings of the numbers, rank and nationality specified in Annex “B” attached hereto.

“Crew Support Costs” means all expenses of a general nature which are not particularly referable to any individual vessel for the time being managed by the Managers and which are incurred by the Managers for the purpose of providing an efficient and economic management service and, without prejudice to the generality of the foregoing, shall include the cost of crew standby pay, training schemes for officers and ratings, cadet training schemes, sick pay, study pay, recruitment and interviews.

“Severance Costs” means the costs which the employers are legally obliged to pay to or in respect of the Crew as a result of the early termination of any employment contract for service on the Vessel.

“Crew Insurances” means insurances against crew risks which shall include but not be limited to death, sickness, repatriation, injury, shipwreck unemployment indemnity and loss of personal effects.

“Group Management Agreement” means the Management Agreement, dated May 29, 2015, between the Parent and the Managers.

“Management Services” means the services specified in sub-clauses 3.1 to 3.8 as indicated affirmatively in Boxes 5 to 12.

“ISM Code” means the International Management Code for the Safe Operation of Ships and for Pollution Prevention as adopted by the International Maritime Organization (IMO) by resolution A.741(18) or any subsequent amendment thereto.

“ISPS Code” means the International Ship and Port Facility Security Code constituted pursuant to resolution A.924(22) of the International Maritime Organisation now set out in Chapter XI-2 of the International Convention for the Safety of Life at Sea (SOLAS) 1974 (as amended) and the mandatory ISPS Code as adopted by a Diplomatic Conference of the International Maritime Organisation on Maritime Security in December 2002 and includes any amendments or extensions to it and any regulation issued pursuant to it.

“Parent” means Safe Bulkers, Inc. of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960.

“STCW 95” means the International Convention on Standards of Training, Certification and Watchkeeping for Seafarers, 1978, as amended in 1995 or any subsequent amendment thereto.

2.	Appointment of Managers

With effect from the day and year stated in Box 4 and continuing unless and until terminated as provided herein, the Owners hereby appoint the Managers as the technical and commercial managers of the Vessels and the Managers hereby agree to act as the technical and commercial managers of the Vessel.

3.	Basis of Agreement

Subject to the terms and conditions herein provided, during the period of this Agreement, the Managers shall carry out Management Services in respect of the Vessel as agents for and on behalf of the Owners. Subject to Section 4.6 of the Group Management Agreement, the Managers shall have authority to take such actions as they may from time to time in their absolute discretion consider to be necessary to enable them to perform this Agreement in accordance with sound ship management practice.

3.1	Crew Management

(only applicable if agreed according to Box 5)

The Managers shall provide suitably qualified Crew for the Vessel as required by the Owners in accordance with the STCW 95 requirements, provision of which includes but is not limited to the following functions:

(i)	selecting and engaging the Vessel’s Crew, including payroll arrangements, pension administration, and insurances for the Crew other than those mentioned in Clause 6;
(ii)	ensuring that the applicable requirements of the law of the flag of the Vessel are satisfied in respect of manning levels, rank, qualification and certification of the Crew and employment regulations including Crew’s tax, social insurance, discipline and other requirements;
(iii)	ensuring that all members of the Crew have passed a medical examination with a qualified doctor certifying that they are fit for the duties for which they are engaged and are in possession of valid medical certificates issued in accordance with appropriate flag State requirements. In the absence of applicable flag State requirements the medical certificate shall be dated not more than three months prior to the respective Crew members leaving their country of domicile and maintained for the duration of their service on board the Vessel;
(iv)	ensuring that the Crew shall have a command of the English language of a sufficient standard to enable them to perform their duties safely;
(v)	arranging transportation of the Crew, including repatriation board and lodging as and when required at rates and types of accommodations as customary in the industry;
(vi)	training of the Crew and supervising their efficiency;
(vii)	keeping and maintaining full and complete records of any labor agreements which may be entered into with the Crew and, if applicable, conducting union negotiations;
(viii)	operating the Managers’ drug and alcohol policy unless otherwise agreed and enforcing appropriate standing orders;
(ix)	handle all details and negotiate or, as the case may be, appoint lawyers to handle all details and negotiate, the settlement of any and all claims of the Crew, including but not limited to, those arising out of accidents, sickness or death, loss of personal effects, disputes under articles or contracts of enlistment, insurance policies and fines;
(x)	ensuring that any concerns of any charterer with respect to any members of the Crew are appropriately investigated in a timely manner, communicating the results of such investigations to the Owner and, if appropriate, the charterer and if such concerns are well-founded, ensuring that any appropriate remedial actions are taken without delay; and
(xi)	keeping and maintaining all administrative and financial records relating to the Crew as required by any applicable laws and any labor or collective agreements at any relevant member of the Group and rendering to the Owners.

This document is a computer generated SHIPMAN 98 form printed by authority of BIMCO. Any insertion or deletion to the form must be dearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the onginal BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

3.2	Technical Management

(only applicable if agreed according to Box 6)

The Managers shall provide technical management necessary for the operation of the Vessel which includes, but is not limited to, the following functions:

(i)	provision of competent personnel to supervise the maintenance and general efficiency of the Vessel;
(ii)	arrangement and supervision of dry dockings, repairs, Alterations and the upkeep of the Vessel to the standards required by the Owners provided that the Managers shall be entitled to incur the necessary expenditure to ensure that the Vessel will comply with the law of the flag of the Vessel and of the places where she trades, and all requirements and recommendations of the classification society;
(iii)	arrangement of the supply of necessary stores, spares and Lubricating oil;
(iv)	appointment of surveyors and technical consultants as the Managers may consider from time to time to be necessary;
(v)	development, implementation and maintenance of a Safety Management System (SMS) in accordance with the ISM Code (see sub-clauses 4.2 and 5.3) and of a security system in accordance with the ISPS Code; and
(vi)	handling any claims against the builder of the Vessel arising out of the relevant shipbuilding contract, if applicable; and
(vii)	on request by the Owners, providing the Owners with a copy of any Inspection report, survey, valuation or any other similar report prepared by any shipbrokers, surveyors, the Class etc.,

3.3	Commercial Management

(only applicable if agreed according to Box 7)

The Managers shall provide the commercial operation of the Vessel, as required by the Owners, which includes, but is not limited to, the following functions:

(i)	providing chartering services in accordance with the Owners’ instructions which include, but are not limited to, seeking and negotiating employment for the Vessel and the conclusion (including the execution thereof) of charter parties or other contracts relating to the employment of the Vessel, whether on a voyage, time, demise, contract of affreightment or other basis;, If such a contract exceeds the period stated in Box 13, consent thereto in writing shall first be obtained from the Owners;
(ii)	arranging of the proper payment to Owners or their nominees of all hire and/or freight revenues or other moneys of whatsoever nature to which Owners may be entitled arising out of the employment of or otherwise in connection with the Vessel;.
(iii)	providing voyage estimates and accounts and calculating of hire, freights, demurrage and/or despatch moneys due from or due to the charterers of the Vessel;
(iv)	issuing to the Crew of appropriate voyage instructions and monitoring voyage performance;
(v)	appointing agents;
(vi)	appointing stevedores and performing all usual and customary duties concerned with the loading and discharging of cargoes at all ports unless performed by the charterers from time to time;
(vii)	arranging surveys associated with the commercial operation of the Vessel;
(viii)	carrying out the necessary communications with the shippers, charterers and other involved with the receiving and handling of the Vessel at the relevant loading and

This document is a computer generated SHIPMAN 98 form printed by authority of BIMCO. Any insertion or deletion to the form must be dearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the onginal BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

discharging ports, including sending any notices required under the terms of th Vessel’s employment at the time;
(ix)	preparing, issuing or causing to be issued to the shippers the custiomary freight contracts, cargo receipts, bills of lading, shipper’s customary bills or other documents required under the terms of the Vessel’s employment;
(x)	invoicing on behalf of the Owners all freights, hires, demurrages. outgoing claims, refund of taxes, balances of disbursements, statements of account and other sums due to the Owners and account receivables arising from the operation of the Vessel and, upon the request of the Owners, issuing releases on behalf of the Owners upon receipt of payment or settlement of any such amounts;
(xi)	preparing off-hire statements and/or hire statements;
(xii)	procuring and arranging for port entrance and clearance, pilots, Vessel agents, consular approvals and other services necessary for the management and safe operation of the Vessel;
(xiii)	reporting to the Owners of any major casualties, damages received or caused by the Vessel or any major release or discharge of oil or other hazardous material not in compliance with any laws;~~.~~

3.4	insurance Arrangements

(only applicable if agreed according to Box 8)

The Managers shall arrange insurances in accordance with Clause 6, on such terms and conditions as the Owners shall have instructed or agreed, in particular regarding underwriters, conditions, insured values, deductibles and franchises.

3.5	Accounting Services

(only applicable if agreed according to Box 9)

Without prejudice to the relevant provisions of the Group Management Agreement and, in particular but without limitation, Section 4.11, Section 5.1 and Section 10.6 thereof, ~~T~~the Managers shall:

(i)	establish an accounting system which meets the requirements of the Owners and provide regular accounting services, supply regular reports and records,
(ii)	maintain the records of all costs and expenditure incurred as well as data necessary or proper for the settlement of accounts between the parties.

3.6	Sale or Purchase of the Vessel

(only applicable if agreed according to Box 10)

The Managers shall, in accordance with the Owners’ instructions, supervise the sale or purchase of the Vessel, including the performance of any sale or purchase agreement, but not negotiation of the same. The Managers shall, on the request of the Owners, either directly or by employing the services of a broker, endeavor to procure a buyer for the Vessel at a price and otherwise on terms acceptable to the Owners.

3.7	Provisions

(only applicable if agreed according to Box 11)

The Managers shall arrange for the supply of provisions.

This document is a computer generated SHIPMAN 98 form printed by authority of BIMCO. Any insertion or deletion to the form must be dearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the onginal BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

3.8	Bunkering

(only applicable if agreed according to Box 12)

The Managers shall arrange for the provision of bunker fuel of the quality specified by the Owners as required for the Vessel’s trade.

4.	Managers’ Obligations

4.1 Without prejudice to the relevant provisions of the Group Management Agreement and in particular, but without limitation to the foregoing, the provisions of Section 2.3, Section 4.1, Section 4.5 and Section 4.7 thereof, ~~T~~the Managers undertake to use their best endeavours to provide the agreed Management Services as agents for and on behalf of the Owners in accordance with sound ship management practice and to protect and promote the interests of the Owners in all matters relating to the provision of services hereunder. Provided, however, that the Managers in the performance of their management responsibilities under this Agreement shall be entitled to have regard to their overall responsibility in relation to all vessels as may from time to time be entrusted to their management and in particular, but without prejudice to the generality of the foregoing, the Managers shall be entitled to allocate available supplies, manpower and services in such manner as in the prevailing circumstances the Managers in their absolute discretion consider to be fair and reasonable.

4.2 Where the Managers are providing Technical Management in accordance with sub-clause 3.2, they shall procure that the requirements of the law of the flag of the Vessel are satisfied and they shall in particular be deemed to be the “Company” as defined by the ISM Code, assuming the responsibility for the operation of the Vessel and taking over the duties and responsibilities Imposed by the ISM Code when applicable.

5.	Owners’ Obligations

5.1 Without prejudice to the relevant provisions of the Group Management Agreeemnt, ~~T~~the Owners shall pay all sums due to the Managers punctually in accordance with the terms of this Agreement.

5.2 Where the Managers are providing Technical Management in accordance with sub-clause 3.2, the Owners shall:

(i)	procure that all officers and ratings supplied by them or on their behalf comply with the requirements of STCW 95;
(ii)	instruct such officers and ratings to obey all reasonable orders of the Managers in connection with the operation of the Managers’ safety management system.

5.3 Where the Managers are not providing Technical Management in accordance with sub-clause 3.2, the Owners shall procure that the requirements of the law of the flag of the Vessel are satisfied and that they, or such other entity as may be appointed by them and identified to the Managers, shall be deemed to be the “Company” as defined by the ISM Code assuming the responsibility for the operation of the Vessel and taking over the duties and responsibilities imposed by the ISM Code when applicable.

6.	Insurance Policies

The Owners shalt procure, ~~whether~~ by instructing the Managers under sub-clause 3.4 ~~or otherwise~~, that throughout the period of this Agreement:

This document is a computer generated SHIPMAN 98 form printed by authority of BIMCO. Any insertion or deletion to the form must be dearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the onginal BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

6.1 at the Owners’ expense, the Vessel is insured for not less than her sound market value or entered for her full gross tonnage, as the case may be for:

(i)	usual hull and machinery marine risks [(including crew negligence)] and excess liabilities;
(ii)	protection and indemnity risks (including pollution risks and Crew Insurances); ~~and~~
(iii)	war risks (including protection and indemnity and crew risks); and
(iv)	any other insurance that the Owners determine or the Managers advise them in writing that, in either case, it is prudent or, as the case may be, appropriate on the basis of prevailing market practices to be obtained in respect of the Vessel, its freight/hire or any third party liabilities, in each case in accordance with the best practice of prudent owners of vessels of a similar type to the Vessel, with first class insurance companies, underwriters or associations (“the Owners’ Insurances”);

6.2 all premiums and calls and applicable deductibles and/or franchises on the Owners’ Insurances are paid promptly by their due date,

6.3 the Owners’ Insurances name the Managers and, subject to underwriters’ agreement, any third party designated by the Managers as a joint assured, with full cover, with the Owners obtaining cover in respect of each of the insurances specified in sub-clause 6.1:

(i)	on terms whereby the Managers and any such third party are liable in respect of premiums or calls arising in connection with the Owners’ Insurances; or
(ii)	if reasonably obtainable, on terms such that neither the Managers nor any such third party shall be under any liability in respect of premiums or calls arising in connection with the Owners’ Insurances; or
(iii)	on such other terms as may be agreed in writing. Indicate alternative N, (ii) or (iii) in Box 14. If Box 14 is left blank then (i) applies.

6.4 written evidence is provided, to the reasonable satisfaction of the Managers, of their compliance with their obligations under Clause 6 within a reasonable time of the commencement of the Agreement, and of each renewal date and, if specifically requested, of each payment date of the Owners’ Insurances.

7.	Income Collected and Expenses Paid on Behalf of Owners

7.1 Without prejudice to the provisions of Section 10.7 of the Group Management Agreement, ~~A~~all moneys collected by the Managers under the terms of this Agreement (other than moneys payable by the Owners to the Managers) and any interest thereon shall be held to the credit of the Owners in a separate bank account.

7.2 Without prejudice to the provisions of Section 9.6, Section 10.5 and Section 10.8 of the Group Management Agreement, Aall expenses incurred by the Managers under the terms of this Agreement on behalf of the Owners (including expenses as provided in Clause 8) may be debited against the Owners in the account referred to under sub-clause 7.1 but shall in any event remain payable by the Owners to the Managers on demand. For the avoidance of doubt, the Managers can make such demand on the Owners as well as on the Parent as provided in Section 10.5 of the Group Management Agreement. Furthermore and without prejudice to the generality of the provisions of this Clause 7, the Managers shall, subject to being placed in

This document is a computer generated SHIPMAN 98 form printed by authority of BIMCO. Any insertion or deletion to the form must be dearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the onginal BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

funds by the Owners or the Parent, arrange for the payment of all ordinary charges incurred in connection with the Management Services, including, but not limited to, all canal tolls, port charges, any amounts due to any governmental authority with respect to the Crew and all duties and taxes in respect of the Vessel, the cargo, hire or freight (whether levied against the Owners, the Parent or the Vessel), insurance premiums, advances of balances of disbursements, invoices for bunkers, stores, spares, provisions, repairs and any other material and/or service in respect of the Vessel.

8.	Management Fee

8.1 The Owners shall pay to the Managers for their services as Managers under this Agreement the management fees as stated in Sections 9.1(a) to (d) of the Group Management Agreement which shall be payable monthly in accordance with the provisions of Article IX of the Group Management Agreement.

8.2 The management fee shall be subject to review in accordance with the provisions of Section 9.4 of the Group Management Agreement.

8.3 Without limiting the generality of Clause 7 the Owners shall reimburse the Managers for postage and communication expenses, travelling expenses, and other out of pocket expenses properly incurred by the Managers in pursuance of the Management Services.

8.4 The provisions of Section 9.3, Section 9.5 and Section 9.6 of the Group Management Agreement shall be deemed as incorporated herein mutatis mutandis.

8.5 The Managers have the right to demand the payment of any of the management fees and expenses payable under this Agreement either from the Parent or the Owners. Payment of any such fees or expenses or any part thereof by either the Parent or the Owners shall prevent the Managers from making a claim on the other person for the same amount to the extent that the same has been already paid to the Managers.

9.	Budgets and Management of Funds

9.1 The Owners are aware that the Managers will be preparing budgets in connection with, inter alia, the provision of the Management Services which the Managers will be submitting for approval to the Parent in accordance with the provisions of Article X of the Group Management Agreement.

9.2 Without prejudice to the right of the Managers to ask for funds in relation to the Management Services directly from the Parent in accordance with the relevant provisions of the Group Management Agreement, the Managers shall each month request the Owners in writing for the funds required to run the Vessel for the ensuing month, including the payment of any occasional or extraordinary item of expenditure, such as emergency repair costs, additional insurance premiums, bunkers or provisions. Such funds shall be received by the Managers within ten running days after the receipt by the Owners of the Managers’ written request and shall be held to the credit of the Owners in a separate bank account.

This document is a computer generated SHIPMAN 98 form printed by authority of BIMCO. Any insertion or deletion to the form must be dearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the onginal BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

9.3 Notwithstanding anything contained herein to the contrary, the Managers shall in no circumstances be required to use or commit their own funds to finance the provision of the Management Services.

10.	Managers’ Right to Sub-Contract

The Managers shall not have the right to sub-contract any of their obligations hereunder, including those mentioned in sub-clause 3.1, without the prior written consent of the Owners which shall not be unreasonably withheld and which shall be promptly responded to. In the event of such a sub-contract the Managers shall remain fully liable for the due performance of their obligations under this Agreement.

11.	Responsibilities

The parties agree that the provisions of Sections 11.1 to 11.4 (inclusive) of the Group Management Agreement, shall apply to this Agreement mutatis mutandis, save that references therein to “any Shipmanagement Agreement or any Supervision Agreement” shall be omitted and references to “Parent”, “any member of the Group”, “Manager”, “any Submanager”, “a Vessel”, “Section”, “Management Fees” and “Article XI” shall be construed as references to the Owners, the Owners, the Managers, any submanager, the Vessel, Clause, management fee and Clause 11, respectively, when used herein.

12.	Documentation

Without prejudice to the relevant provisions of the Group Management Agreement, where the Managers are providing Technical Management in accordance with sub-clause 3.2 and/or Crew Management in accordance with sub-clause 3.1, they shall make available, upon Owners’ request, all documentation and records related to the Safety Management System (SMS) and/or the Crew which the Owners need in order to demonstrate compliance with the ISM Code and STCW 95 or to defend a claim against a third party.

13.	General Administration

13.1 Without prejudice to the provisions of Article V of the Group Management Agreement, but subject to the provisions of Section 4.6 of the Group Management Agreement, the Managers shall handle and settle all claims arising out of the Management Services hereunder and keep the Owners informed regarding any incident of which the Managers become aware which gives or may give rise to material claims or disputes involving third parties.

13.2 The Managers shall, as instructed by the Owners under this Agreement and/or, as the case may be, Section 4.6 of the Group Management Agreement, bring or defend actions, suits or proceedings in connection with matters entrusted to the Managers according to this Agreement.

13.3 The Managers shall also have power to obtain legal or technical or other outside expert advice in relation to the handling and settlement of claims and disputes or all other matters affecting the interests of the Owners in respect of the Vessel.

13.4 The Owners shall arrange for the provision of any necessary guarantee bond or other security.

This document is a computer generated SHIPMAN 98 form printed by authority of BIMCO. Any insertion or deletion to the form must be dearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the onginal BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

13.5 Any costs incurred by the Managers in carrying out their obligations according to Clause 13 shall be reimbursed by the Owners.

14.	Auditing

The Managers shall at all times maintain and keep true and correct accounts and shall make the same available for inspection and auditing by the Owners at such times as may be mutually agreed. On the termination, for whatever reasons, of this Agreement, the Managers shall release to the Owners, if so requested, the originals where possible, or otherwise certified copies, of all such accounts and all documents specifically relating to the Vessel and her operation. For the avoidance of any doubt, this Clause is in addition and not in substitution of the relevant provisions of the Group Management Agreement.

15.	Inspection of Vessel

The Owners shall have the right at any time after giving reasonable notice to the Managers to inspect the Vessel for any reason they consider necessary.

16.	Compliance with Laws and Regulations

The Managers will not do or permit to be done anything which might cause any breach or infringement of the laws and regulations of the Vessel’s flag, or of the places where she trades.

17.	Duration of the Agreement

This Agreement shall come into effect on the day and year stated in Box 4 and shall continue until the date the Group Management Agreement is terminated in accordance with the provisions of Article XIII thereof, unless this Agreement is terminated earlier in accordance with the provision of Clause 18 hereof

18.	Termination

18.1 Owners’ default

(i)	The Managers shall be entitled to terminate the Agreement with immediate effect by notice in writing if any moneys payable by the Owners under this Agreement shall not have been received in the Managers’ nominated account within ten Business ~~d~~Days of receipt by the Owners of the Managers written request or if the Vessel is repossessed by the Mortgagees.
(ii)	if the Owners:
(a)	fail to meet their obligations under sub-clauses 5.2 and 5.3 of this Agreement for any reason within their control, or
(b)	proceed with the employment of or continue to employ the Vessel in the carriage of contraband, blockade running, or in an unlawful trade, or in an unlawful trade, or on a voyage which in the reasonable opinion of the Managers is unduly hazardous or improper, the Managers may give notice of the default to the Owners, requiring them to remedy it as soon as practically possible. In the event that the Owners fail to remedy it within a reasonable time to the satisfaction of the Managers, the Managers shall be entitled to terminate the Agreement with immediate effect by notice in writing.

This document is a computer generated SHIPMAN 98 form printed by authority of BIMCO. Any insertion or deletion to the form must be dearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the onginal BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

18.2 Managers’ Default

If the Managers fail to meet their obligations under Clauses 3 and 4 of this Agreement for any reason within the control of the Managers, the Owners may give notice to the Managers of the default, requiring them to remedy it within 20 Business Days. In the event that the Managers fail to remedy it within a such period to the satisfaction of the Owners, the Owners shall be entitled to terminate the Agreement with immediate effect by notice in writing.

18.3 Extraordinary Termination

This Agreement shall be deemed to be terminated in the case of the sale of the Vessel or if the Vessel becomes a total loss or is declared as a constructive or compromised or arranged total loss or is requisitioned.

18.4 For the purpose of sub-clause 18.3 hereof

(i)	the date upon which the Vessel Is to be treated as having been sold or otherwise disposed of shall be the date on which the Owners cease to be registered as Owners of the Vessel;
(ii)	the Vessel shall not be deemed to be lost unless either she has become an actual total loss or agreement has been reached with her underwriters in respect of her constructive, compromised or arranged total loss or if such agreement with her underwriters is not reached it is adjudged by a competent tribunal that a constructive loss of the Vessel has occurred.

18.5 The parties agree that the provisions of Sections 13.4(a) to 13.4(o) (inclusive) of the Group Management Agreement, shall apply to this Agreement mutatis mutandis.

18.6 The termination of this Agreement shall be without prejudice to all rights accrued due between the parties prior to the date of termination.

19.	Law and Arbitration

19.1 This Agreement shall be governed by and construed in accordance with English law and any dispute arising out of or in connection with this Agreement shall be referred to arbitration in London in accordance with the Arbitration Act 1996 or any statutory modification or re-enactment thereof save to the extent necessary to give effect to the provisions of this Clause. The arbitration shall be conducted in accordance with the London Maritime Arbitrators Association (LMAA) Terms current at the time when the arbitration proceedings are commenced. The reference shall be to three arbitrators. A party wishing to refer a dispute to arbitration shall appoint its arbitrator and send notice of such appointment in writing to the other party requiring the other party to appoint its own arbitrator within 20 Business Days of that notice and stating that it will appoint its arbitrator as sole arbitrator unless the other party appoints its own arbitrator and gives notice that it has done so within the 20 Business Days specified. If the other party does not appoint its own arbitrator and give notice that It has done so within the 20 Business Days specified, the party referring a dispute to arbitration may, without the requirement of any further prior notice to the other party, appoint its arbitrator as sole arbitrator and shall advise the other party accordingly. The award of a sole arbitrator shall be binding on both parties as if he had been appointed by agreement. Nothing herein shall prevent the parties agreeing in writing to vary these provisions to provide for the appointment of a sole arbitrator. In cases where neither the claim nor any counterclaim exceeds the sum of USD50,000 (or such other sum as the parties may agree) the arbitration shall be conducted in

This document is a computer generated SHIPMAN 98 form printed by authority of BIMCO. Any insertion or deletion to the form must be dearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the onginal BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

accordance with the LMAA Small Claims Procedure current at the time when the arbitration proceedings are commenced.

19.2 This Agreement shall be governed by and construed in accordance with Title 9 of the United States Code and the Maritime Law of the United States and any dispute arising out of or in connection with this Agreement shall be referred to three persons at New York, one to be appointed by each of the parties hereto, and the third by the two so chosen; their decision or that of any two of them shall be final, and for the purposes of enforcing any award, judgement may be entered on an award by any court of competent jurisdiction. The proceedings shall be conducted in accordance with the rules of the Society of Maritime Arbitrators, Inc. In cases where neither the claim nor any counterclaim exceeds the sum of USD50,000 (or such other sum as the parties may agree) the arbitration shall be conducted in accordance with the Shortened Arbitration Procedure of the Society of Maritime Arbitrators, Inc. current at the time when the arbitration proceedings are commenced.

19.3 This Agreement shall be governed by and construed in accordance with the laws of the place mutually agreed by the parties and any dispute arising out of or in connection with this Agreement shall be referred to arbitration at a mutually agreed place, subject to the procedures applicable there.

19.4 If Box 18 in Part I is not appropriately filled in, sub-clause 19.1 of this Clause shall apply.

Note: 19.1, 19.2 and 19.3 are alternatives; indicate alternative agreed in Box 18.

20.	Notices

20.1 Any notice to be given by either party to the other party shall be in writing and may be sent by fax, registered or recorded mail or by personal service.

20.2 The address of the Parties for service of such communication shall be as stated in Boxes 19 and 20, respectively.

This document is a computer generated SHIPMAN 98 form printed by authority of BIMCO. Any insertion or deletion to the form must be dearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the onginal BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

APPENDIX IV

Form of Supervision Agreement

APPENDIX IV

FORM OF SUPERVISION AGREEMENT

THIS AGREEMENT is made the 29th day of May, 2015 BETWEEN:

1.	[name of relevant member of the Group], a company incorporated under the laws of [●], whose registered office is [ADDRESS] (the “Owner”); and

2.	SAFE BULKERS MANAGEMENT LIMITED, a company incorporated under the laws of Cyprus, whose registered office is at KPMG Building – Office G1B, AGIAS FILAKSEOS 1, 3025, Limassol, Cyprus (the “Construction Supervisor”).

WHEREAS:

By a shipbuilding contract dated         (the “Shipbuilding Contract”) and made between [●] (the “Builder”) and the Owner, the Builder agreed to construct, to the order of the Owner, and sell to the Owner, a [●] bulk carrier, known during construction as Hull No.[●] (the “Vessel”);

IT IS NOW AGREED as follows:

ARTICLE I
DEFINITIONS

SECTION 1.1 Except as otherwise defined herein, all terms defined in the Shipbuilding Contract shall have the same respective meanings when used herein.

SECTION 1.2 In this Agreement, unless the context otherwise requires, the following expressions shall have the following meanings:

“Business Day” means:

(i) in relation to a payment which is to be made hereunder or under any other document, a day, other than a Saturday or Sunday or a public holiday, on which major retail banks in New York, and (in respect of any payments which are to be made to the Builder) [●], are open for non-automated customer services; and

(ii) in any other case, a day, other than a Saturday or Sunday or a public holiday, on which major retail banks in Athens, Greece and Cyprus are open for non-automated customer services.

“Group Management Agreement” means the Management Agreement, agreement dated May 29, 2015 made between the Parent and the Construction Supervisor.

“Owner’s Supplies” means all of the items to be furnished to the Vessel by the Owner in accordance with Article [●] of the Shipbuilding Contract.

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“Parent” means Safe Bulkers, Inc. of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 and includes its successors in title.

“Spares” means the items to be designated as spares by the parties hereto at the time of the delivery of the Vessel.

“Supervision Period” means the period from the execution of this Agreement to and including the earlier of (i) the date of delivery of the Vessel pursuant to the Shipbuilding Contract and (ii) the date this Agreement is terminated.

ARTICLE II

APPOINTMENT

SECTION 2.1 The Owner hereby appoints the Construction Supervisor, and the Construction Supervisor hereby agrees to act as the Owner’s supervisor towards the Builder and as the “Owner’s Representative” under the Shipbuilding Contract for the duration of the Supervision Period and to perform the duties and rights which rest with the Owner regarding the construction and delivery of the Vessel in accordance with all of the provisions of the Shipbuilding Contract. The Owner shall be responsible for, inter alia, determining the general policy of supervision of construction of the Vessel and the scope of activities of the Construction Supervisor and, in the performance of its duties under this Agreement, the Construction Supervisor shall at all times act strictly in accordance with any instructions or directions given to it by the Owner regarding such general policy or, in the absence of such instructions or directions, in accordance with the standards of a prudent supervisor providing services of the type to be provided under this Agreement, having due regard to the Owner’s interest. Any instructions so given shall be consistent with the nature and scope of the supervision services required to be performed by the Construction Supervisor under this Agreement and shall not require the Construction Supervisor to do or omit to do anything which may be contrary to any applicable law of any jurisdiction or which is inconsistent or contrary to any of the rights and duties of the Owner under the Shipbuilding Contract. Upon appointment the Owner shall furnish the Construction Supervisor with a full and complete copy of the Shipbuilding Contract (which for the avoidance of doubt shall include the Specifications and the Plans).

SECTION 2.2 Specific Powers and Duties of the Construction Supervisor. Without prejudice to the generality of the appointment made under Section 2.1, and (where applicable) by way of addition to the rights, powers and duties so conferred, the Construction Supervisor shall, subject to this Section 2.2 and to Articles III and IV, have and be entrusted with the following rights, powers and duties in relation to the Shipbuilding Contract and the Vessel:

(a) to review, comment on, agree and approve the lists of plans and the drawings referred to; to attend the testing of the Vessel’s machinery, outfitting and equipment and to request any tests or inspections which the Construction Supervisor may consider appropriate or desirable and to review and comment on the results of all tests and inspections to the extent this is possible under the terms of the Shipbuilding Contract; to carry out such inspections and give such advice or suggestions to the Builder as the Construction Supervisor may consider appropriate and as the terms of the Shipbuilding

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Contract allow him to do; and to give notice to the Builder in the event that the Construction Supervisor discovers any construction, material or workmanship which the Construction Supervisor believes does not or will not conform to the requirements of the Shipbuilding Contract and the specifications again provided the terms of the Shipbuilding Contract allows for such notice to be given;

(b) to appoint a representative of the Construction Supervisor for the purposes specified in Article [●] of the Shipbuilding Contract;

(c) if any alteration or addition to the Shipbuilding Contract becomes obligatory or desirable, to consult with the Builder and make recommendations to the Owner as to whether or not acceptance should be given to any proposal notified to the Owner by the Builder;

(d) to request and agree to any minor alterations, additions or modifications to the Vessel or the specifications and any substitute materials pursuant to Article [●] which the Construction Supervisor may consider appropriate or desirable, provided that if the cost of such variations or substitute materials would have the effect of altering the Contract Price (as defined in the Shipbuilding Contract) by more than [five per cent (5%)] from the Contract Price on the date hereof or the amount of any of the installments of the Contract Price due under the Shipbuilding Contract prior to the delivery of the Vessel, the Construction Supervisor shall notify the same to the Owner in writing and obtain the Owner’s instructions before taking any action in relation thereto; to receive from and transmit to the Builder information relating to the requirements of the classification society and to give instructions and agree with the Builder regarding alterations, additions or changes in connection with such requirements; and to approve the substitution of materials as requested by the Builder;

(e) to attend and witness the trials of the Vessel to the extent this is permitted under the terms of the Shipbuilding Contract;

(f) to determine whether the Vessel has been designed, constructed, equipped and completed in accordance with, and complies with, the Shipbuilding Contract and the Specifications and Plans (each as defined in the Shipbuilding Contract); to give the Builder a notice of acceptance or (as the case may be) rejection of the Vessel, to require or request any further test and inspection of the Vessel to the extent this is possible under the terms of the Shipbuilding Contract, and to give and receive any further or other notice relative to such matters and generally to advise the Owner in respect of all such matters;

(g) to sign on behalf of the Owner any protocols as to sea trials, consumable stores, delivery and acceptance or otherwise, having first ascertained with the Owner the appropriateness of so doing;

(h) to accept on behalf of the Owner the documents specified in Article [●], Paragraph [●] of the Shipbuilding Contract to be delivered by the Builder at delivery of the Vessel under the Shipbuilding Contract and to confirm receipt thereof to the Owner;

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(i) to give and receive on behalf of the Owner any notice contemplated by the Shipbuilding Contract, provided that the Construction Supervisor shall not have authority to give on behalf of the Owner any notice which the Owner may be entitled to give to cancel, repudiate or rescind the Shipbuilding Contract without the prior written consent of the Owner; and

(j) to purchase, after being placed in funds by the Owner, all Owner’s Supplies as agent of the Owner and supply and deliver the same together with all necessary specifications, plans, drawings, instruction books, manuals, test reports and certificates to the Builder as provided in the Shipbuilding Contract, and provide to the Owner a list of all such Owner’s Supplies as soon as possible.

SECTION 2.3 The Construction Supervisor shall discharge its responsibilities under this Clause 2 as the Owner’s agent.

SECTION 2.4 In the event that the Construction Supervisor uses its own funds to purchase Owner’s Supplies, the cost of supplying and delivering Owner’s Supplies pursuant the relevant terms of the Shipbuilding Contract shall be reimbursed by the Owner to the Construction Supervisor on the date the Construction Supervisor submits to the Owner supporting invoices in respect of such cost.

ARTICLE III

CONSTRUCTION SUPERVISOR’S DUTIES
REGARDING CONSTRUCTION

SECTION 3.1 The Construction Supervisor undertakes with the Owner with respect to the Shipbuilding Contract:

(a) to notify the Owner in writing promptly on becoming aware of any likely change to any of the dates on which any installment under the Shipbuilding Contract is expected to be due;

(b) to (i) notify the Owner in writing of the expected date on which the launching or, as the case may be, sea trials of the Vessel is or are to take place and (ii) promptly on the same day as the launching or, as the case may be, sea trials of the Vessel takes or take place to confirm that the launching or, as the case may be, sea trials of the Vessel has or have taken place and, where relevant, that the amount specified in such confirmation is due and payable;

(c) to (i) advise the Owner in writing, four (4) Business Days prior to the date on which the delivery installment under the Shipbuilding Contract is anticipated to become due, of the times and amounts of payments to be made to the Builder under the Shipbuilding Contract and any amount due to the Construction Supervisor for Owner’s Supplies not already settled and (ii) promptly confirm the same on the day on which such installment becomes due under the terms of the Shipbuilding Contract;

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(d) not to accept the Vessel or delivery of the Vessel on the Owner’s behalf without the Owner’s prior written approval and unless the Construction Supervisor shall have previously certified to the Owner in writing, in the form of the certificate set out in Schedule 1 to this Agreement, that:

(i) the Vessel has been duly completed and is ready for delivery to and acceptance by the Owner in or substantially in accordance with the Shipbuilding Contract and the Specifications and Plans;

(ii) there is, to the best of the Construction Supervisor’s knowledge and belief having made due enquiry with the Builder, no lien or encumbrance on the Vessel other than the lien in favor of the Builder in respect of the delivery installment of the Contract Price due in accordance with the relevant terms of the Shipbuilding Contract;

(iii) the Vessel is recommended for classification by the relevant classification society referred to in the Shipbuilding Contract (and the Construction Supervisor shall attach to its certificate the provisional certificate of such classification society recommending such classification of the Vessel or a duplicate or photocopy of such provisional certificate or otherwise provide evidence of such classification to the Owner);

(e) on receipt thereof from the Builder promptly to deliver the documents specified in Article [●], Paragraph [●] of the Shipbuilding Contract to the Owner or as the Owner may direct; and

(f) solely with the prior written approval of the Owner, to request from or agree with the Builder any material alterations, additions or modifications to the Vessel.

ARTICLE IV

CONSTRUCTION SUPERVISOR’S GENERAL OBLIGATIONS

SECTION 4.1 The Construction Supervisor undertakes to the Owner, with respect to the exercise and performance of its rights, powers and duties as the Owner’s representative under this Agreement, as follows:

(a) it will ensure the due and punctual observance and performance of all conditions, duties and obligations imposed on the Owner by the Shipbuilding Contract (other than to pay the Contract Price) and will not without the prior written consent of the Owner:

(i) exercise any rights of the Owner to cancel, repudiate or rescind the Shipbuilding Contract;

(ii) waive, modify or suspend any provision of the Shipbuilding Contract if as a result of such waiver, modification or suspension the Owner will or may suffer any adverse consequences; and

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(b) it will, at its own expense, keep all necessary and proper books, accounts, records and correspondence files relating to its duties and activities under this Agreement and shall send quarterly reports to the Owner concerning the progress of the design and construction of the Vessel and keep the Owner promptly informed of any deviations from the building program.

ARTICLE V

LIABILITY AND INDEMNITY

SECTION 5.1 Save for the obligation of the Owner to pay any moneys due to the Construction Supervisor hereunder, neither the Owner nor the Construction Supervisor shall be under any liability to the other for any failure to perform any of their obligations hereunder by reason of Force Majeure. “Force Majeure” shall mean any cause whatsoever of any nature or kind beyond the reasonable control of the Owner or the Construction Supervisor, including, without limitation, acts of God, acts of civil or military authorities, acts of war or public enemy, acts of any court, regulatory agency or administrative body having jurisdiction, insurrections, riots, strikes or other labor disturbances, embargoes or other causes of a similar nature.

SECTION 5.2 The Construction Supervisor, including its officers, directors, employees, shareholders, agents, and any sub-contractors (the “Construction Supervisor Related Parties”), shall be under no liability whatsoever to the Owner or to any third party (including the Builder) for any loss, damage, delay or expense of whatsoever nature, whether direct or indirect (including but not limited to loss of profit arising out of or in connection with the delayed or non-conforming delivery of the Vessel), and howsoever arising in the course of the performance of this Agreement, unless and to the extent that the same is proved to have resulted solely from the gross negligence or willful misconduct of the Construction Supervisor, its officers, employees, agents or any of its sub-contractors.

SECTION 5.3 The Owner shall indemnify and hold harmless the Construction Supervisor Related Parties against all actions, proceedings, claims, demands or liabilities whatsoever or howsoever arising which may be brought against them or incurred or suffered by them arising out of or in connection with the performance of this Agreement and against and in respect of any loss, damage, delay or expense of whatsoever nature (including legal costs and expenses on a full indemnity basis), whether direct or indirect, incurred or suffered by any Construction Supervisor Related Party in the performance of this Agreement, unless incurred or suffered due to the gross negligence or willful misconduct of any Construction Supervisor Related Party.

SECTION 5.4 It is hereby expressly agreed that no employee or agent of the Construction Supervisor (including any sub-contractor from time to time employed by the Construction Supervisor) shall in any circumstances whatsoever be under any liability whatsoever to the Owner or any third party for any loss, damage or delay of whatsoever kind arising or resulting directly or indirectly from any act, neglect or default on his part while acting in the course of or in connection with his employment and, without prejudice to the generality of the foregoing provisions in this Article V, every exemption, limitation, condition and liberty herein contained and every right, exemption from liability, defense and immunity of whatsoever

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nature applicable to the Construction Supervisor or to which the Construction Supervisor is entitled hereunder shall also be available and shall extend to protect every such employee or agent of the Construction Supervisor acting as aforesaid, and for the purpose of all the foregoing provisions of this Article V, the Construction Supervisor is or shall be deemed to be acting as agent or trustee on behalf of and for the benefit of all persons who are or might be their servants or agents from time to time (including sub-contractors as aforesaid) and all such persons shall to this extent be or be deemed to be parties to this Agreement.

SECTION 5.5 The provisions of this Article V shall survive any termination of this Agreement.

ARTICLE VI

FEES

SECTION 6.1 In consideration of the performance of the duties assigned to the Construction Supervisor in this Agreement, the Owner shall pay to the Construction Supervisor the sum of up to US$550,000 for its total supervision costs in connection with the supervision of the construction of the Vessel, plus any expenses incurred under the Shipbuilding Contract against presentation of supporting invoices from the Construction Supervisor which the Construction Supervisor shall supply to the Owner at the same time as payment is requested. The fee payable hereunder to the Construction Supervisor shall include all costs which are incurred by the Construction Supervisor in connection with the ordinary exercise and performance by the Construction Supervisor of the rights, powers and duties entrusted to it pursuant to this Agreement. The supervision fee will be paid in two installments as follows:

(a) US$275,000 on execution of this Agreement; and

(b) US$275,000 upon the Construction Supervisor advising the Owner of the completion of the sea trial run of the Vessel.

For the avoidance of doubt, the Construction Supervisor can demand payment of the fee and other amounts payable hereunder from the Parent pursuant to the relevant provisions of the Group Management Agreement.

ARTICLE VII

COMMENCEMENT - TERMINATION

SECTION 7.1 This Agreement shall come into effect on the date hereof and shall continue until the delivery of the Vessel in accordance with the Shipbuilding Contract unless terminated earlier pursuant to the terms of Section 7.2, Section 7.3 Section 7.4 or Section 7.5 hereof.

SECTION 7.2 The Owner shall be entitled to terminate this Agreement by notice in writing to the Construction Supervisor if the Construction Supervisor defaults in the performance of any material obligation under this Agreement, subject to a cure right of 20 Business Days following written notice by the Owner.

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SECTION 7.3 This Agreement shall terminate automatically if:

(a) the Shipbuilding Contract is cancelled, rescinded or terminated; or

(b) the Group Management Agreement is terminated.

SECTION 7.4 The Construction Supervisor shall be entitled to terminate this Agreement by notice in writing to the Owner if:

(a) any moneys payable by the Owner under this Agreement is not paid when due or if due on demand within 10 Business Days following demand by the Construction Supervisor; or

(b) the Owner defaults in the performance of any other material obligations under this Agreement, subject to a cure right of 20 Business Days following written notice by the Construction Supervisor; or

SECTION 7.5 Either party shall be entitled to terminate this Agreement immediately if:

(a) the other party ceases to conduct business, or all or substantially all of the equity-interests, properties or assets of either such party is sold, seized or appropriated; or

(b) (i) the other party files a petition under any bankruptcy law, makes an assignment for the benefit of its creditors, seeks relief under any law for the protection of debtors or adopts a plan of liquidation; (ii) a petition is filed against the other party seeking to have it declared insolvent or bankrupt and such petition is not dismissed or stayed within 40 Business Days of its filing; (iii) the other party shall admit in writing its insolvency or its inability to pay its debts as they mature; (iv) an order is made for the appointment of a liquidator, manager, receiver or trustee of the other party of all or a substantial part of its assets; (v) or if an encumbrancer takes possession of or a receiver or trustee is appointed over the whole or any part of the other party’s undertaking, property or assets; or (vi) if an order is made or a resolution is passed for the other party’s winding up; or

(c) a distress, execution, sequestration or other process is levied or enforced upon or sued out against the other party’s property which is not discharged within 20 Business Days; or

(d) the other party ceases or threatens to cease wholly or substantially to carry on its business otherwise than for the purpose of a reconstruction or amalgamation without insolvency previously approved by the terminating party; or

(e) the other party is prevented from performing its obligations hereunder by reasons of Force Majeure for a period of two or more consecutive months.

SECTION 7.6 In the event of termination due to the Construction Supervisor’s default, then it shall not be entitled to receive any payment in respect of the fees and

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other amounts described in Article VI becoming due and payable after the date of such termination.

ARTICLE VIII

EMPLOYEES

SECTION 8.1 None of the employees and/or sub-contractors of the Construction Supervisor shall constitute, for the purposes of this Agreement, sub-agents of the Owner. The Construction Supervisor, in its capacity as employer and contractor (and not in its capacity as agent for the Owner), shall (a) be responsible for the salaries, expenses and costs in respect of each of its employees and sub-contractors (not in its capacity as agent for the Owner) and (b) save for the provisions of Article V hereof, indemnify its employees and sub-contractors for any liabilities and losses incurred by such employees and sub-contractors.

ARTICLE IX

GOVERNING LAW - ARBITRATION

SECTION 9.1 This Agreement shall be governed by and be construed in accordance with the laws of England.

SECTION 9.2 Any dispute arising out of or in connection with this Agreement shall be referred to arbitration in London in accordance with the Arbitration Act 1996 or any statutory modification or re-enactment thereof save to the extent necessary to give effect to the provisions of this Article IX. The arbitration shall be conducted in accordance with the London Maritime Arbitrators Association (LMAA) Terms current at the time when the arbitration proceedings are commenced.

SECTION 9.3 The reference shall be to three arbitrators. A party wishing to refer a dispute to arbitration shall appoint its arbitrator and send notice of such appointment in writing to the other party requiring the other party to appoint its own arbitrator within 14 calendar days of that notice and stating that it will appoint its arbitrator as sole arbitrator unless the other party appoints its own arbitrator and gives notice that it has done so within the 14 days specified. If the other party does not appoint its own arbitrator and give notice that it has done so within the 14 days specified, the party referring a dispute to arbitration may, without the requirement of any further prior notice to the other party, appoint its arbitrator as sole arbitrator and shall advise the other party accordingly. The award of a sole arbitrator shall be binding on both parties as if he had been appointed by agreement. Nothing herein shall prevent the parties agreeing in writing to vary these provisions to provide for the appointment of a sole arbitrator.

ARTICLE X

COUNTERPARTS

SECTION 10.1 This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

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ARTICLE XI

NOTICES

SECTION 11.1 Every notice or other communication under this Agreement shall:

(a) be in writing delivered personally or by first-class prepaid letter (airmail if available) or facsimile transmission or other means of telecommunication (other than telex) in permanent written form;

(b) be deemed to have been received, in the case of a letter, when delivered personally or three (3) days after it has been put into the post and, in the case of a facsimile transmission or other means of telecommunication (other than telex) in permanent written form, at the time of dispatch (provided that if the date of dispatch is a Saturday or Sunday or a public holiday in the country of the addressee or if the time of dispatch is after the close of business in the country of the addressee it shall be deemed to have been received at the opening of business on the next day which is not a Saturday or Sunday or public holiday); and

(c) be sent:

(i) to the Construction Supervisor at:

KPMG Building – Office G1B
AGIAS FILAKSEOS 1
3025
Limassol, Cyprus
Attention: Managing Director

(ii) to the Owner at:

c/o Safe Bulkers, Inc.
32 Avenue K. Karamanli
P.O. Box 70837
16605 Voula
Athens, Greece
Facsimile No.: +30 210 895 6900
Attention: President

or to such other address and/or numbers for a party as is notified by such party to the other party under this Agreement.

SECTION 11.2 Each communication and document made or delivered by one party to another pursuant to this Agreement shall be in the English language.

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SECTION 11.3 This Agreement shall not create benefits on behalf of any other person not a party to this Agreement, and this Agreement shall be effective only as between the parties hereto, their successors and permitted assigns.

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IN WITNESS of which this Agreement has been duly executed the day and year first before written.

For the Owner

[●]

By:
Name:
Title:

For the Construction Supervisor

SAFE BULKERS MANAGEMENT LIMITED

By:
Name:
Title:

[Signature Page to Supervision Agreement]

SCHEDULE 1

FORM OF CONSTRUCTION CERTIFICATE

[On the letterhead of the Construction Supervisor]

[Vessel Owner] (the “Owner”)
[Address]
Facsimile: [  ]
Attention: [  ]

Date:

Dear Sirs,

[Name of Builder] (the “Builder”), [Name of Vessel] (the “Vessel”)

We refer to the construction supervision agreement dated [  ] between the Owner and us (the “Supervision Agreement”).

Words and expressions defined in the Supervision Agreement (whether expressly or by incorporation by reference to another document) shall have the same meaning where used in this certificate.

We hereby certify, pursuant to Section 3.1(d) of the Supervision Agreement, as follows:

(i)	the Vessel has been duly completed and is ready for delivery to and acceptance by the Owner in or substantially in accordance with the Shipbuilding Contract and the Specifications and Plans; and

(ii)	the Vessel is recommended for classification by [Name of the classification society] (the “Classification Society”).

With respect to paragraph (ii) above, please find attached to this certificate the provisional certificate of the Classification Society recommending such classification of the Vessel / a duplicate or photocopy of the provisional certificate of the Classification Society recommending such classification of the Vessel / the following evidence of the Classification Society’s recommendation of such classification of the Vessel [  ].

Yours faithfully,

for and on behalf of
SAFE BULKERS MANAGEMENT LIMITED
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SCHEDULE A

Shipowning Subsidiaries

SCHEDULE B

Non-Shipowning Subsidiaries